UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.  )
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Braemar Hotels & Resorts Inc.
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2022 Proxy Statement
Annual Meeting of Stockholders

Wednesday, May 11, 2022
9:00 A.M., Central Time
Renaissance Nashville Hotel
611 Commerce Street
Nashville, Tennessee 37203

March 30, 2022
Dear Stockholders of Braemar Hotels & Resorts Inc.:
On behalf of the Board of Directors of Braemar Hotels & Resorts Inc., I cordially invite you to attend the 2022 annual meeting of stockholders of the Company, which will be held at 9:00 A.M., Central Time, on Wednesday, May 11, 2022, at the Renaissance Nashville Hotel, 611 Commerce Street, Nashville, Tennessee 37203.
2021 was a year for rebuilding and recovery. We focused on strengthening our balance sheet, while executing on two very attractive acquisitions. I am confident that we will look back on this year and realize the importance of being nimble and acquisitive in the early stages of a burgeoning recovery.
Looking ahead, we are delighted to have already surpassed 2019 RevPAR levels on a quarterly basis and have returned to being corporate cashflow positive. We reinstated a nominal dividend and continue to position the Company for further growth through acquisition and deleveraging over time. The hotel industry is rising from the recent turmoil quickly, with portfolios positioned in the luxury resort segment benefitting the most. Our focus of concentrating on luxury resort investment over the past few years is now reaping substantial rewards. We continue to post strong financial performance, while protecting our position as the highest quality public lodging REIT in the sector.
Thank you for your continued interest in Braemar, as we look forward to continuing on our mission to create and protect shareholder value.
We encourage you to read this proxy statement carefully and to vote your proxy as soon as possible so that your shares will be represented at the meeting.
Sincerely,

Monty J. Bennett
Founder and Chairman of the Board

Notice of 2022 Annual Meeting of Stockholders
Meeting Date:	Wednesday, May 11, 2022

Meeting Time:	9:00 A.M., Central Time

Location:	Renaissance Nashville Hotel 611 Commerce Street Nashville, Tennessee 37203
Agenda
1.	Election of eight directors;
2.	Advisory approval of our executive compensation;
3.	Ratification of the appointment of BDO USA, LLP as our independent auditor for 2022;
4.	Approval of Amendment No. 3 to our Second Amended and Restated 2013 Equity Incentive Plan; and
5.	Transaction of any other business that may properly come before the annual meeting.
Record Date
You may vote at the 2022 annual meeting of stockholders the shares of common stock, Series E Preferred Stock and Series M Preferred Stock of which you were a holder of record at the close of business on March 11, 2022.
Review your proxy statement and vote in one of four ways:
•	In person: Attend the annual meeting and vote by ballot.
•	By telephone: Call the telephone number and follow the instructions on your proxy card.
•	Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.
•	By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelope.
By order of the Board of Directors,

Deric S. Eubanks
Chief Financial Officer
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
March 30, 2022

2022 Proxy Statement i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2022.

The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2021, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, are available at www.bhrreit.com by clicking the “INVESTOR” tab, then the “FINANCIALS & SEC FILINGS” tab and then the “Annual Meeting Material” link.

ii	2022 Proxy Statement

SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock, Series E Preferred Stock (“Series E Preferred Stock”) or Series M Preferred Stock (“Series M Preferred Stock”) at the 2022 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement or the Notice of Internet Availability of Proxy Materials was first made available to stockholders on or about March 30, 2022.
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Braemar Hotels & Resorts Inc. of proxies to be voted at our 2022 annual meeting of stockholders.
In this proxy statement:
•
“we,” “our,” “us,” “Braemar,” and the “Company” each refers to Braemar Hotels & Resorts Inc., a Maryland corporation and real estate investment trust (“REIT”), which has shares of its common stock, par value $0.01 per share, listed for trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “BHR”;

•	“Annual Meeting” refers to the 2022 annual meeting of stockholders of the Company;
•	“Ashford Trust” refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT from which we were spun off in November 2013;
•	“Ashford Inc.” refers to Ashford Inc. (NYSE American: AINC), a Nevada corporation;
•	“Ashford LLC” refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;
•	“Board” or “Board of Directors” refers to the Board of Directors of Braemar Hotels & Resorts Inc.;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•
“Premier” refers to Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford LLC. On August 8, 2018, Ashford Inc. completed its acquisition of Premier, the business of which was formerly owned by Remington Lodging (as defined below). As a result, Ashford Inc. (through its indirect subsidiary, Premier) provides us with project management services, including construction management, interior design, architectural services, and the purchasing, expediting, warehousing coordination, freight management and supervision of installation of fixtures, furniture, furnishings and equipment and related services;

•
“Remington Lodging” refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and hotel management company that was owned by Mr. Monty J. Bennett, our Chairman of the Board, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust before its acquisition by Ashford Inc. on November 6, 2019. “Remington Hotels” refers to the same entity after the acquisition was completed, resulting in Remington Lodging & Hospitality, LLC becoming a subsidiary of Ashford Inc.;

•	“SEC” refers to the U.S. Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•
“stockholders” refers to holders of our common stock, par value $0.01 per share, holders of our Series E Preferred Stock and Series M Preferred Stock, collectively, or as the context may require, individually.

Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our “advisor.”

2022 Proxy Statement 1

Annual Meeting of Stockholders
Time and Date	Record Date
9:00 A.M., Central Time, May 11, 2022	March 11, 2022
Place	Number of Common Shares, Series E and Series M Eligible to Vote at the Annual Meeting as of the Record Date
Renaissance Nashville Hotel 611 Commerce Street Nashville, Tennessee 37203	74,276,341
We intend to hold the Annual Meeting in person. However, we are sensitive to concerns related to public health and travel in light of the COVID-19 pandemic. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct the Annual Meeting, we will announce this decision in advance, and details will be posted on our website and filed with the SEC.
Voting Matters
Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✔ For each director nominee	6
Advisory Approval of Our Executive Compensation	✔ For	43
Ratification of Appointment of BDO USA, LLP	✔ For	44
Approval of Amendment No. 3 to the Second Amended and Restated 2013 Equity Incentive Plan	✔ For	46
Board Nominees
The following table provides summary information about each director nominee. All directors of the Company are elected annually, in an uncontested election, by a majority of the votes cast at the Company’s annual meeting of stockholders.
Name; Age	Director Since	Principal Occupation	Committee Memberships*				Other U.S. Public Company Boards
			A	CC	NCG	RPT
Monty J. Bennett, 56	2013	Chairman and CEO of Ashford Inc.; Chairman of Ashford Trust					Ashford Inc.; Ashford Trust
Stefani D. Carter, 44 (L)	2013	Shareholder at Ferguson Braswell Fraser Kubasta PC					Wheeler Real Estate Investment Trust, Inc.; Axos Bank and Axos Financial, Inc.
Candace Evans, 67	2019	Founder and Publisher of CandysDirt.com and SecondShelters.com
Kenneth H. Fearn, Jr., 56 (F)	2016	Founder and Managing Partner of Integrated Capital LLC
Rebeca Odino-Johnson, 66		Executive Lead and National Vice-President of Direct Response Marketing and Constituent Experience at the American Heart Association
Matthew D. Rinaldi, 46	2013	General Counsel of Quantas Healthcare Management, LLC and its affiliated medical facilities

2	2022 Proxy Statement

Name; Age	Director Since	Principal Occupation	Committee Memberships*				Other U.S. Public Company Boards
			A	CC	NCG	RPT
Richard J. Stockton, 51	2020	CEO and President of Braemar Hotels & Resorts Inc.
Abteen Vaziri, 43 (F)	2017	Managing Director of Brevet Capital Management
*
Reflects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. The Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.

A: Audit Committee
NCG: Nominating and Corporate Governance Committee
CC: Compensation Committee
RPT: Related Party Transactions Committee
(L): Lead Director
(F): Audit Committee financial expert
(C): Chairperson
Summary of Director Diversity and Experience
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee’s qualifications, please see their biographies starting on page 7.

Board Experience
Independence
Risk Management
REIT and Lodging
Real Estate Investment
Management
Legal Experience
Government/Public Policy
Financial/Capital Markets
Diversity
Corporate Governance
Business Leader
Accounting/Financial Literacy
Relevant Education
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

2022 Proxy Statement 3

Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our Corporate Governance Guidelines and codes of conduct, which can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Set forth below is a summary of our corporate governance framework.

Board Independence
•	All directors except Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, are independent

Board Committees
•	We have four standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
	•	Related Party Transactions Committee
•	All committees are composed entirely of independent directors
•	All three of the Audit Committee members are “financial experts”

Leadership Structure
•	Chairman of the Board separate from CEO
•	Independent and empowered lead independent director (“Lead Director”) with broadly defined authority and responsibilities

Risk Oversight
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercise oversight of risk for matters within their purview

Open Communication
•	We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
•	Our directors have direct access to our officers and management and employees of our advisor

4	2022 Proxy Statement

Stock Ownership
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Our directors should own shares of granted common stock in excess of 3x the annual cash Board retainer fee
	•	Our CEO should own shares of granted common stock in excess of 3x his annual base salary in effect at the time of his appointment as CEO
	•	Our other executive officers should own shares of granted common stock in excess of 1.5x his or her annual base salary from our advisor in effect at the time of his or her appointment to office
	•	Our directors and executive officers are permitted to sell vested stock awards only if the required ownership levels described above have been met and only to the extent thereof
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions

Accountability to Stockholders
•	Directors elected by majority vote in uncontested director elections
•	We have a non-classified Board and elect every director annually
•	We have adopted proxy access (stockholders may include nominees in our proxy materials)
•	We do not have a stockholder rights plan
•	We have opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act (which had provided certain takeover defenses)
•	We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act which would permit our Board to classify itself without a stockholder vote
•	Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
•	Board receives regular updates from management regarding interaction with stockholders and prospective investors

Board Practices
•	Robust annual Board and committee self-evaluation process
•	Mandatory director retirement at age 70 unless waived by the Board
•	Balanced and diverse board composition
•	Limits on outside public company board service

Conflicts of Interest
•	Matters relating to our advisor or any other related party are subject to the approval of the majority of our independent directors or Related Party Transactions Committee members

2022 Proxy Statement 5

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
All of our directors are elected annually by our stockholders. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, for election eight persons. All of the nominees, except for Ms. Odino-Johnson, currently serve as directors of the Company. Each of the persons nominated as director who receives a majority vote at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Mr. McWilliams was not nominated to stand for reelection and will cease to serve as a member of the Board. The Company thanks Mr. McWilliams for his guidance and many years of dedicated service.
Under the terms of our charter and bylaws, in uncontested elections of directors of our Company, a nominee is elected as a director by the affirmative vote of a majority of the votes cast in the election for that nominee (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election), at the meeting of stockholders at which such election occurs. Under our Corporate Governance Guidelines, if an incumbent director who is a nominee for reelection does not receive the affirmative vote of the holders of a majority of the shares of common stock so voted for such nominee, such incumbent director must promptly tender his or her resignation as a director, for consideration by the Nominating and Corporate Governance Committee and ultimate decision by the Board. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to the Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding such tendered resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within 90 days after the date on which certification of the stockholder vote on the election of directors is made, the Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If any incumbent director’s tendered resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death or resignation.
Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the eight nominees for director, as well as the month and year each nominee first began his or her service on the Board, if applicable. For a discussion of such person’s beneficial ownership of our common stock, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement.
If any nominee becomes unable to stand for election as a director, an event that the Board does not presently expect, the Board reserves the right to nominate substitute nominees prior to the Annual Meeting. In such a case, the Company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under the Exchange Act.

6	2022 Proxy Statement

The Board unanimously recommends a vote FOR all nominees.
Nominees for Election as Directors
MONTY J. BENNETT
Age: 56 Chairman since 2013
Mr. Monty J. Bennett has served as Chairman of our Board of Directors since April 2013, and also served as Chief Executive Officer of the Company from April 2013 to November 2016. He has served as the Chief Executive Officer and Chairman of the board of directors of Ashford Inc. since November 2014. Mr. Bennett has also served on Ashford Trust’s board of directors since May 2003 and served as its Chief Executive Officer from that time until February 2017. Effective in January 2013, Mr. Bennett was appointed as the Chairman of the board of directors of Ashford Trust. Prior to January 2009, Mr. Bennett served as Ashford Trust’s President. Mr. Bennett currently serves as the chair of Ashford Trust’s acquisitions committee. Mr. Bennett joined Remington Lodging in 1992 and has served in several key positions, such as Chief Executive Officer, President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Mr. Bennett holds a Master’s degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 30 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association’s Industry Real Estate Finance Advisory Council (IREFAC) and formerly was a member of Marriott’s Owner Advisory Council and Hilton’s Embassy Suites Franchise Advisory Council.

Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU International Hospitality Industry Investment Conference and the Americas Lodging Investment Summit conferences.

Experience, Qualifications, Attributes and Skills: Mr. Bennett’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as Chairman, his prior role as the Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chairman and Chief Executive Officer of Ashford Inc., his prior role as Chief Executive Officer and his current role as the Chairman of Ashford Trust, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of the Board.

2022 Proxy Statement 7

STEFANI D. CARTER
Age: 44 Director since 2013 Independent Lead Director Committees: • Nominating and Corporate Governance (chair) • Related Party Transactions
Ms. Carter has served as a member of the Board of Directors since November 2013 and currently serves as our Lead Director. She serves as chair of our Nominating and Corporate Governance Committee and as a member of our Related Party Transactions Committee. She also serves as a member and chair of the Board of Directors of Wheeler Real Estate Investment Trust (NASDAQ: WHLR), a commercial real estate investment company, and as a member of the Board of Directors of Axos Bank and Axos Financial, Inc. (NYSE: AX). Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter is a litigation shareholder in the law firm of Ferguson Braswell Fraser Kubasta PC, a position she has held since October 2020. Ms. Carter previously served as Senior Counsel at the law firm of Estes Thorne & Carr PLLC since November 2017. From 2011 to November 2017, Ms. Carter served as a principal at the law firm of Stefani Carter & Associates, LLC. In addition, Ms. Carter served as an elected representative of Texas House District 102 in the Texas House of Representatives (the “Texas House”) between 2011 and 2015, serving as a member on several Texas House committees, including the Committee on Appropriations, the Energy Resources Committee, and the Select Committee on Criminal Procedure Reform during that period. Ms. Carter also served as a member and Vice-Chair of the Texas House Committee on Criminal Jurisprudence during that period. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner, PC and from 2007 to 2008 was a prosecutor in the Collin County District Attorney’s Office. Prior to joining the Collin County District Attorney’s Office, Ms. Carter was an associate attorney at Vinson & Elkins LLP from 2005 to 2007. Ms. Carter has a Juris Doctor from Harvard Law School, a Master’s in Public Policy from Harvard University’s John F. Kennedy School of Government and a Bachelor of Arts in Government and a Bachelor of Journalism in News/Public Affairs from the University of Texas at Austin.

Experience, Qualifications, Attributes and Skills: Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to the Board of Directors. In addition, Ms. Carter brings her experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to her role as a director of the Company.

8	2022 Proxy Statement

CANDACE EVANS
Age: 67 Director since 2019 Independent Committees: • Compensation
Ms. Evans has served as a member of the Board of Directors since July 2019. She currently serves as a member of our Compensation Committee. Ms. Evans is an award-winning business journalist, entrepreneur, and editor since 1980 and is the Founder & Publisher of CandysDirt.com and SecondShelters.com, vertical business-to-business websites devoted to the North Texas real estate industry and vacation home sales market. Her unique sites, founded in 2011, are among the highest read in Texas for local real estate & breaking news. The award-winning content is published daily by a staff of editors, with a subscription base of over 33,000 people. Banner, display and native ad sales have increased more than 10% per year since the sites were founded. Ms. Evans is also a contributor to Forbes.com focusing on real estate. Ms. Evans has worked as an editor for DMagazine Partners, where she helped found the award-winning DHome Magazine in 2000. In addition, she conceived and created a successful real estate blog on the DMagazine URL in 2007-2010, DallasDirt.com. Prior to her long tenure at DMagazine, Ms. Evans worked for CBS News in New York, WBBM-TV in Chicago, KDFW-TV in Dallas, and has written for many publications in print and online, including Newsweek, Home, The Dallas Morning News, The Dallas Business Journal, D CEO, Modern Luxury Dallas, AOL Real Estate, Joel Kotkin’s The New Geography, Medical Economics, The Fort Worth Star Telegram, Adweek, Texas Business, and others.

Ms. Evans earned her M.S.J. from the Columbia University Graduate School of Journalism and her undergraduate degree at Wheaton College, and studied at Dartmouth College. She holds an active Texas real estate license.

Experience, Qualifications, Attributes and Skills: Ms. Evans brings her expertise and experience with the rapidly changing world of online journalism, social media, and real estate marketing, as well as her extensive research into luxury hotels and the high-end luxury vacation home market, to the Board of Directors.

2022 Proxy Statement 9

KENNETH H. FEARN, JR.
Age: 56 Director since 2016 Independent Audit Committee Financial Expert Committees: • Related Party Transactions (chair) • Audit • Compensation
Mr. Fearn joined the Board of Directors in August 2016. He currently serves as chair of our Related Party Transactions Committee and as a member on our Audit Committee and Compensation Committee. Mr. Fearn is Founder and Managing Partner of Integrated Capital LLC, a private equity real estate firm with a focus on hospitality assets in markets across the United States. Prior to founding Integrated Capital in 2004, Mr. Fearn was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development from 1995 to 2004. Maritz, Wolff & Co. managed three private equity investment funds totaling approximately $500 million focused on acquiring luxury hotels and resorts. Prior to his tenure at Maritz, Wolff & Co., from 1993 to 1995, Mr. Fearn was with McKinsey & Company, a strategy management consulting firm, resident in the Los Angeles office, where he worked with Fortune 200 companies to address issues of profitability and develop business strategies. Prior to McKinsey & Company, he worked at JP Morgan & Company where he was involved with corporate merger and acquisition assignments. Mr. Fearn received a Bachelor of Arts in Political Science from the University of California, Berkeley and a Master of Business Administration from the Harvard University Graduate School of Business.

Mr. Fearn has served on the Marriott International Owner Advisory Board since 2006 and is an Entrepreneur in Residence at the Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship at Cornell University. He also previously served as Chairman of the Board of Commissioners of the Community Redevelopment Agency of the City of Los Angeles as well as the board of directors of the Los Angeles Area Chamber of Commerce, where he was a member of the Executive Committee and the Finance Committee from 2005 to 2014.

Experience, Qualifications, Attributes and Skills: Mr. Fearn brings over 22 years of real estate and hospitality experience to the Board of Directors. During his career at Maritz, Wolff & Co. and Integrated Capital, he was involved in the acquisition of approximately $2 billion in hospitality assets and secured in excess of $2.5 billion in debt financing for hospitality asset acquisitions. His extensive contacts in the hospitality and commercial real estate lending industries will be beneficial in his service on the Board of Directors.

10	2022 Proxy Statement

REBECA ODINO-JOHNSON
Age: 66 Director Nominee
Ms. Odino-Johnson is the Executive Lead and National Vice-President of Direct Response Marketing and Constituent Experience at the American Heart Association, a position she has held since April 2018. Previously, Ms. Odino-Johnson served as the Chief Marketing and Sales Officer of Main Event Entertainment, LP from December 2015 to March 2018. Ms. Odino-Johnson served as the Chief Marketing and Culinary Officer of Bob Evans Farms from December 2013 to October 2015. Additionally, Ms. Odino-Johnson served as Senior Vice President and Chief Marketing and Culinary Officer at Dine Brands Global Inc. from November 2008 to July 2013, where she led marketing efforts for restaurant brands such as Applebees. From January 2004 to February 2008, Ms. Odino-Johnson served as Executive Vice President, Senior Vice President and Chief Marketing and Global Branding Officer for Brinker International, Inc. Ms. Odino-Johnson spent 16 years at PepsiCo, Inc. in various marketing and sales positions including General Manager and Vice-President of Marketing for Frito-Lay North America, with direct financial and strategic planning responsibility for the profitable growth of the $3.8 billion Doritos and Cheetos business unit, representing 30% of Frito-Lay North America. She grew the Cheetos brand from $500 million to $1 billion and launched Baked Lay’s, resulting in $250 million in sales in the first year, representing Frito-Lay’s most successful launch. Ms. Odino-Johnson received a Bachelor of Business Administration in Marketing and Finance from Dallas Baptist University, from which she graduated magna cum laude. She also graduated from the Harvard Business School Advanced Management Program.

Ms. Odino-Johnson has served on the Alex Lee Family of Companies board of directors since February 2016. She has served on the Advisory Boards of Zubi Farms and Data Axie since July 2020 and May 2021, respectively, and previously served on PepsiCo’s Latino/Hispanic Advisory Board. Ms. Odino-Johnson has been a member of the Chief Marketing Officer Council since September 2020.

Experience, Qualifications, Attributes and Skills: Ms. Odino-Johnson brings extensive experience as a marketing executive, counseling companies and organizations on strategic and digital marketing strategies, to the Board of Directors.

2022 Proxy Statement 11

MATTHEW D. RINALDI
Age: 46 Director since 2013 Independent Committees: • Compensation (chair) • Related Party Transactions
Mr. Rinaldi has served as a member of the Board of Directors since November 2013 and currently serves as chair of our Compensation Committee and as a member of our Related Party Transactions Committee. Mr. Rinaldi is a licensed attorney whose practice has focused on representing businesses in a broad range of complex commercial litigation and appellate matters, including securities class action lawsuits, director and officer liability, real estate, antitrust, insurance and intellectual property litigation. Mr. Rinaldi is the General Counsel of Quantas Healthcare Management, LLC and its affiliated medical facilities, a position he has held since June 2017. Mr. Rinaldi also served as an elected representative of Texas House District 115 in the Texas House from 2014 to 2019. Previously, Mr. Rinaldi served as Senior Counsel with the law firm of Dykema from July 2014 through June 2017. Mr. Rinaldi practiced law as a solo practitioner from November 2013 to July 2014 and served as counsel with the law firm of Miller, Egan, Molter & Nelson, LLP from 2009 to November 2013. Prior to joining Miller, Egan, Molter & Nelson, LLP, Mr. Rinaldi was an associate attorney at the law firm of K&L Gates LLP from 2006 to 2009 and an associate attorney at the law firm of Gibson, Dunn and Crutcher, LLP from 2001 to 2006, where he defended corporate officers and accounting firms in securities class action lawsuits and assisted with SEC compliance issues. Mr. Rinaldi has extensive experience in federal, state and appellate courts and has represented and counseled a broad spectrum of clients, including Fortune 500 companies, “Big Four” accounting firms and insurance companies, as well as small businesses and individuals. Mr. Rinaldi has a Juris Doctor, cum laude, from Boston University and a Bachelor of Business Administration in Economics, cum laude, from James Madison University.

Experience, Qualifications, Attributes and Skills: Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to the Board of Directors. In addition, Mr. Rinaldi brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

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RICHARD J. STOCKTON
President and Chief Executive Officer Age: 51 Director since 2020
Mr. Stockton was appointed to the Board of Directors in July 2020. He has served as our Chief Executive Officer since November 2016 and as President since April 2017. He has also served as the Lead Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its successor entity, SMTA Liquidating Trust, since 2018. Prior to joining our Company, Mr. Stockton served as Global Co-Head and Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He also previously served as President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank Tower in Los Angeles in 2013. The majority of his career, over 15 years, was spent at Morgan Stanley in real estate investment banking in various roles including Head of EMEA Real Estate Banking in London, where he was responsible for business across Europe, the Middle East and Africa and Co-Head of Asia Pacific Real Estate Banking, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He is also a member of the Board of the American Hotel and Lodging Association. Mr. Stockton is a frequent speaker and panelist at industry conferences and events, including NAREIT, the NYU International Hospitality Industry Investment Conference, and the Americas Lodging Investment Summit. He is a dual citizen of the United States and the United Kingdom. Mr. Stockton received a Master’s of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

Experience, Qualifications, Attributes and Skills: Mr. Stockton’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as President and Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in such role are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

ABTEEN VAZIRI
Age: 43 Director since 2017 Independent Audit Committee Financial Expert Committees: • Audit • Nominating and Corporate Governance
Mr. Vaziri has served as a member of the Board of Directors since October 2017. He currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Vaziri has worked in all aspects of evaluating hotel assets, from evaluating investments in the hospitality, gaming, and lodging industries to analyzing the development of hotels, the evaluation of hotel F&B operations and analyzing and executing traditional and EB-5 hotel financings. Mr. Vaziri currently serves as a Managing Director at Brevet Capital Management, a position he has held since June 2018. Mr. Vaziri currently manages the real estate fund within the Brevet umbrella with around $280 million in real estate assets. Mr. Vaziri procures, structures, and helps underwrite real estate assets in the portfolio. Mr. Vaziri also leads several efforts at the fund which include the EB-5 financing business, mezzanine and bridge lending of new construction loans, historical tax credit bridging, the infrastructure initiative, and exploring the launch of an opportunity zone fund within the Brevet umbrella. Mr. Vaziri served as a director at Greystone & Co, an institutional real estate lender, where Mr. Vaziri helped build Greystone’s EB-5 real estate financing platform from the ground up. Mr. Vaziri earned a Bachelor of Science in Computer Science at the University of Texas at Dallas and a Masters of Business Administration in Finance from the Cox School of Business at Southern Methodist University. Mr. Vaziri also obtained a Juris Doctor degree from Fordham University School of Law with a concentration in Finance and Business Law and is admitted to practice law in the State of Texas.

Experience, Qualifications, Attributes and Skills: Mr. Vaziri brings his familiarity with the hotel industry, his real estate experience, and his experience as a director of an institutional real estate lender to the Board. He also has significant experience in strategic planning, accounting, finance and risk management.

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Summary of Director Qualifications, Skills, Attributes and Experience
Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes and experiences will best serve the Company and its stockholders. The summary of our directors nominees’ qualifications, skills, attributes and experiences that appears below, and the related narrative for each director nominee appearing in the directors’ biographies above, notes some of the specific experience, qualifications, attributes and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

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CORPORATE GOVERNANCE
The Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company’s corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of the Board, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to each of our directors and officers and employees. The term “officers and employees” includes individuals who: (i) are employed directly by us, if any (we do not currently employ any employees); or (ii) are employed by our advisor or its subsidiaries and: (a) have been named one of our officers by our Board; or (b) have been designated as subject to the Code of Business Conduct and Ethics by the legal department of our advisor. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC and our other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code;
•	protection of Company assets, including corporate opportunities and confidential information; and
•	accountability for compliance to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board or one of the Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
Board Leadership Structure
The Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.
To further minimize the potential for future conflicts of interest, our bylaws and our Corporate Governance Guidelines, as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Messrs. Monty J. Bennett and Richard J. Stockton are independent directors. The Board must also comply with each of our conflict of interest policies discussed in “Certain Relationships and Related Person Transactions-Conflict of Interest Policies.” Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent Board and ensure independent director input and control over matters involving potential conflicts of interest.

2022 Proxy Statement 15

In 2019, the Board appointed Ms. Stefani D. Carter to serve as the lead independent director for a one-year term. In 2020 and 2021, our Board re-approved Ms. Carter to serve as the lead independent director for an additional one-year term. Under our Corporate Governance Guidelines, the Lead Director has the following duties and responsibilities:
•	preside at all executive sessions of the independent or non-employee directors of the Company;
•	advise the Chairman of the Board and the Chief Executive Officer of decisions reached and suggestions made at meetings of independent directors or non-employee directors of the Company;
•	serve as liaison between the Chairman of the Board and the independent directors;
•	approve information sent to the Board;
•	approve meeting agendas for the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	authorize the calling of meetings of the independent directors; and
•	if requested by major stockholders, be available for consultation and direct communication.
The Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
Board Role
Subject to the advisory agreement entered into by the Company, Ashford Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation and Ashford LLC, as amended from time to time (the “advisory agreement”), the business and affairs of the Company are managed by or under the direction of the Board in accordance with Maryland law. The Board provides direction to, and oversight of, management of the Company. In addition, the Board establishes the strategic direction of the Company and oversees the performance of the Company’s business, management and the employees of our advisor who provide services to the Company. Subject to the Board’s supervision, our advisor is responsible for the day-to-day operations of the Company and to make available appropriate personnel with sufficient experience to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company’s strategic direction and the Board’s directives.
Strategy
The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company’s strategy. The Board regularly considers the progress of, and challenges to, the Company’s strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the Company’s management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes in strategies for the Company.
Risk Oversight
Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board and the Board committees receive regular updates related to various risks for both our Company and our industry. Our Board has received regular updates from the management team on the COVID-19 pandemic and is involved in strategy decisions related to the impact of the COVID-19 pandemic on our business. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.

16	2022 Proxy Statement

Succession Planning
The Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report to the Board from time to time, addresses:
•	emergency Chief Executive Officer succession;
•	Chief Executive Officer succession in the ordinary course of business; and
•	succession for the other members of senior management.
The plan also includes an assessment of senior management experience, performance, skills and planned career paths.
Board Refreshment
In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession and tenure. For example, our bylaws and Corporate Governance Guidelines provide that individuals who would be 70 years of age at the time of their election may not serve on our Board unless the Board waives such limitation. Upon attaining age 70 while serving as a director of the Company and annually thereafter, an individual must tender a letter of proposed retirement from our Board effective at the expiration of such individual’s current term, and our Board may accept the retirement of the director or request such director to continue to serve as a director.
Director Nomination Procedures by the Company
The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:
•
integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company’s business, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood of a sustained period of service on the Board;

•	business or other relevant experience; and
•
the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board’s desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the “Selection of Directors” section of the Corporate Governance Guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual Board evaluation process.
Stockholder Nominations
Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than February 10, 2023 and not later than 5:00 p.m., Eastern Time,

2022 Proxy Statement 17

on March 12, 2023 for the nominated individuals to be considered for candidacy at the 2023 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC’s proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company’s bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company’s bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company’s bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.
Since August 3, 2016, our bylaws have provided that if a holder or a group of up to 20 holders having held at least 3% of the Company’s common stock outstanding as of the most recent date for which such amount has been given in any filing by the Company with the SEC prior to the submission of the nomination notice, as described below, continuously for a period of at least three consecutive years immediately preceding the submission of the nomination notice may nominate an individual for election at any annual meeting of stockholders in accordance with such bylaw provision and the Company will include such nominated individual in the Company’s proxy statement for that annual meeting and on the Company’s form of proxy and the ballot for that annual meeting as a nominee for election as a director of the Company at an annual meeting. The Company will not, however, be required to include in its proxy statement or on its proxy card or a ballot more stockholder nominees under this provision of the bylaws than the greater of (i) two nominees and (ii) that number of nominees equaling 20% of the total number of directors of the Company on the last day of which a nomination notice under such provision may be submitted to the Company (rounded down to the nearest whole number). Our bylaws set forth procedures for choosing among stockholder nominees if the number of stockholder nominees validly nominated under such provision of the bylaws exceeds the maximum number of nominees as described above. The nomination notices nominating stockholder nominees must contain all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC’s proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder or stockholders nominating such proposed nominee and certain persons associated with such persons and contain certain representations and warranties of such stockholder or stockholders in a nominating group, all as set forth in the Company’s bylaws, and be accompanied by written agreements of the nominating stockholder or stockholders and the stockholder nominee containing provisions as prescribed by the Company’s bylaws. The Company’s bylaws describe in detail the information required to be included, and the representations and warranties to be made, in such nomination notice and the provisions to be contained in the accompanying agreements. In addition, a stockholder or the stockholders in a group proposing to nominate an individual to stand for election pursuant to this bylaw provision must file a Schedule 14N with the SEC in accordance with the SEC’s proxy rules. Stockholder nomination notices and the accompanying agreements must be received by the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, not earlier than February 10, 2023 and not later than 5:00 p.m., Eastern time, on March 12, 2023 for the nominated individuals to be eligible for inclusion in the Company’s proxy statement and on its proxy card and the ballot for the 2023 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of a nomination notice and the accompanying agreements to comply fully, or of a relevant party to otherwise comply fully, with the applicable requirements of the Company’s bylaws will result in the stockholder nomination being invalid and the proposed nominee not being eligible for inclusion in the Company’s proxy statement and on its proxy card and the ballot for the 2023 annual meeting of stockholders.
Stockholder and Interested Party Communication with Our Board of Directors
Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholders’ and other interested parties’ letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.

18	2022 Proxy Statement

Director Orientation and Continuing Education
The Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both the Board’s and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
Director Retirement Policy
Upon attaining the age of 70 and annually thereafter, as well as when a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director will tender a letter of proposed retirement or resignation, as applicable, from the Board to the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.

2022 Proxy Statement 19

BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of the Board. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has retained Ashford Inc. and Ashford LLC to manage our operations and asset manage our portfolio of hotels, subject to the Board’s oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Inc. and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under “Certain Relationships and Related Person Transactions- Conflict of Interest Policies.”
During the year ended December 31, 2021, the Board held eight regular meetings and held two executive sessions of our non-management directors. The non-management directors must hold at least two regularly scheduled meetings per year without management present. All of our incumbent directors standing for re-election attended, in person or by telephone, at least 75% of all meetings of the Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable, in 2021.
Board Member Independence
The Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair his or her independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees, he or she will not be considered independent. Our Corporate Governance Guidelines also provide that at all times that the Chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board’s Corporate Governance Guidelines can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Following deliberations, the Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, each nominee for election as a director of the Company is independent of Braemar and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company held on May 11, 2021 under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our Board has been since that date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. As noted above, Mr. McWilliams will not continue to serve as a director of the Company upon the election of his successor at the annual meeting. Rebeca Odino-Johnson, who has been nominated to succeed to Mr. McWilliams’ directorship, will be an independent director, if elected. Ms. Odino-Johnson’s committee memberships are yet to be determined. Any reference to an independent director herein means such director satisfies both the standards set forth in our Corporate Governance Guidelines and the NYSE independence tests.
In addition, each current member of our Audit Committee and our Compensation Committee has been determined by the Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of board of directors and to members of compensation committees of board of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.
In making the independence determinations with respect to our current directors, the Board examined all relationships between each of our directors or their affiliates and Braemar or its affiliates. The Board determined that none of these transactions impaired the independence of the directors involved.

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Board Committees and Meetings
Historically, the standing committees of the Board have been the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In 2016, the Board added the Related Party Transactions Committee as a standing committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by the Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link. The committee members of each active committee and a description of the principal responsibilities of each such committee follows:
	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions
Stefani D. Carter			Chair	✔
Candace Evans		✔
Kenneth H. Fearn, Jr.	✔	✔		Chair
Curtis B. McWilliams	Chair
Matthew D. Rinaldi		Chair		✔
Abteen Vaziri	✔		✔

2022 Proxy Statement 21

Audit Committee
Current Members:	Curtis B. McWilliams (chair), Kenneth H. Fearn, Jr. and Abteen Vaziri
Independence:
All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.

Number of Meetings in 2021:	Five
Key Responsibilities:	•	Evaluate the performance, qualifications and independence of the independent auditor;
	•	review with the independent auditor and the Chief Financial Officer and controller the audit scope and plan;
	•	approve in advance all audit and non-audit engagement fees;
	•	if necessary, to appoint or replace our independent auditor;
	•	meet to review with management and the independent auditor the annual audited and quarterly financial statements;
	•	recommend to our Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;
	•	prepare the audit committee report that the SEC rules and regulations require to be included in the Company’s annual proxy statement;
•
discuss with management the Company’s major financial risk exposures and management’s policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;

	•	annually review the effectiveness of the internal audit function;
•
review with management the Company’s disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company’s system for monitoring compliance with laws and regulations, including the Company’s code of conduct and cybersecurity; and

	•	evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.
Each of Mr. McWilliams, Mr. Fearn and Mr. Vaziri qualifies as an “audit committee financial expert,” as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2021 are “financially literate” under the NYSE listing standards.

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Compensation Committee
Current Members:	Matthew D. Rinaldi (chair), Candace Evans and Kenneth H. Fearn, Jr.
Independence:
All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.

Number of Meetings in 2021:	Two
Key Responsibilities:	•	Review the Company’s equity compensation programs to ensure the alignment of the interests of key leadership with the long term interests of stockholders;
	•	either as a committee or together with the other independent directors (as directed by our Board), determine and approve the Chief Executive Officer’s and Chairman of our Board’s equity compensation;
	•	make recommendations to our Board with respect to the equity compensation of executive officers;
	•	review the performance of our officers;
	•	review and approve the officer compensation plans, policies and programs;
	•	annually review the compensation paid to non-employee directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
	•	prepare an annual report on executive compensation for the Company’s annual proxy statement; and
	•	administer the Company’s equity incentive plan.
The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2021, the Compensation Committee retained Gressle & McGinley LLC (“Gressle & McGinley”) as its independent compensation consultant. Gressle & McGinley provided competitive market data to support the Compensation Committee’s decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

2022 Proxy Statement 23

Nominating and Corporate Governance Committee
Current Members:	Stefani D. Carter (chair) and Abteen Vaziri
Independence:	All of the members of the Nominating and Corporate Governance Committee have been determined by our Board to be independent at all pertinent times.
Number of Meetings in 2021:	One
Key Responsibilities:	•	Assess, develop and communicate with our Board for our Board’s approval the appropriate criteria for nominating and appointing directors;
	•	recommend to our Board the director nominees for election at the next annual meeting of stockholders;
	•	identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
	•	when requested by our Board, recommend to our Board director nominees for each committee of our Board;
•
develop and recommend to our Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;

	•	perform a leadership role in shaping our environmental, social and corporate governance policies and procedures; and
	•	oversee a self-evaluation of our Board.
Related Party Transactions Committee
Current Members:	Kenneth H. Fearn, Jr. (chair), Stefani D. Carter and Matthew D. Rinaldi
Number of Meetings in 2021:	Four
Key Responsibilities:
Review any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny any proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past-approved related party transactions.

24	2022 Proxy Statement

Director Compensation
Each of our non-employee directors (other than our Chairman, Mr. Monty J. Bennett) is paid an annual base cash retainer of $55,000, and an additional fee of $2,000 for each Board or committee meeting that he or she attends in person (in a non-committee chairperson capacity), $3,000 for each committee meeting that he or she attends as committee chairperson, and $500 for each Board or committee meeting that he or she attends via teleconference. Non-employee directors (other than Mr. Bennett) serving in the following capacities also receive the additional annual cash retainers set forth below:
Capacity	Additional Annual Retainer
Lead Director	$25,000
Audit Committee Chairperson	$25,000
Audit Committee Member (Non-Chairperson)	$5,000
Compensation Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Related Party Transactions Committee Chairperson	$15,000
Related Party Transactions Committee Member (Non-Chairperson)	$10,000
Non-employee directors may also be paid additional cash retainers from time to time for service on special committees. Officers receive no additional compensation for serving on the Board. We reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.
In addition, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders at which a non-employee director is initially elected or re-elected to our Board of Directors or as soon as reasonably practicable thereafter, each non-employee director receives a grant of shares of our common stock or, at the election of each director, long-term incentive partnership units (“LTIP units”) in Braemar Hospitality Limited Partnership (“Braemar OP”), which are issued under our Second Amended and Restated 2013 Equity Incentive Plan, as amended (the “2013 Equity Incentive Plan”) and are fully vested immediately. Vested LTIP units, upon achieving parity with the common units of Braemar OP, are convertible into common partnership units of Braemar OP at the option of the grantee. Common partnership units are redeemable for cash or, at our option, convertible into shares of our common stock on a one-for-one basis.
Beginning in fiscal 2018, we adopted a policy that sets the size of the share/unit grants in three-year cycles by establishing a grant size in the first year of the cycle as a fixed number of shares/units to be granted annually. In 2018, the Board established an annual grant amount for the 2018-2020 cycle of 5,700 shares/units, worth approximately $60,000 as of the date of determination in 2018. Therefore, in each of fiscal 2018, 2019, and 2020, each non-employee director received a grant of 5,700 shares of fully vested common stock or LTIP units. In 2021, the annual grant was “reset” by establishing a new annual grant size (11,194 shares/units, worth approximately $78,500 as of the date of determination in 2021) that applies for the 2021-2023 three-year cycle.
Our Chairman, Mr. Bennett, instead receives an annual incentive compensation grant (for 2021, entirely in the form of an equity-based award) with a value and vesting schedule that is determined by the Board after review of the Company’s prior fiscal year performance, considering the same factors as the Board takes into account in making annual incentive compensation grants to our named executive officers (as further described below under “Executive Compensation”). Approximately one-half of Mr. Bennett’s equity award granted in fiscal 2021 is eligible to vest based on various Company performance metrics (as further described below under “Executive Compensation”) and the other half is eligible to vest based on continued service in three equal installments on each anniversary of the grant date. Mr. Bennett’s annual award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor. The Board believes that the size of, and vesting schedule applicable to, Mr. Bennett’s annual grant is appropriate because it reflects the scale of his historical and ongoing contributions to the Company, the depth of his expertise and knowledge of both the Company and our industry generally, and his continuous leadership as a founder of the Company and our advisor.
Our Corporate Governance Guidelines provide a stock ownership requirement for our directors. Under our guidelines, each director should hold common stock with a value in excess of three times his or her annual Board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee

2022 Proxy Statement 25

chairman or committee member). New directors are expected to achieve compliance with this requirement within four years from the date of election or appointment. Once a director has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of a director’s tenure. Although directors may not sell any common stock granted to them in connection with their service to the Company until the director is in compliance with the guidelines, no director is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2021, each of our directors had stock ownership that met the guidelines.
The following table summarizes the compensation paid by us to our non-employee directors for their services for the fiscal year ended December 31, 2021:
Director Compensation
Name	Fees Earned or Paid in Cash	LTIP/Stock Awards(1)	All Other Compensation(2)	Total
Monty J. Bennett	$0	$0	$5,153,474	$5,153,474
Stefani D. Carter	$119,560	$80,496	$0	$200,056
Mary C. Evans	$61,390	$81,309	$0	$142,699
Kenneth H. Fearn, Jr.	$95,973	$78,631	$0	$174,604
Curtis B. McWilliams	$92,643	$80,671	$0	$173,314
Matthew D. Rinaldi	$93,262	$84,576	$0	$177,837
Abteen Vaziri	$74,143	$80,951	$0	$155,094
(1)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the assumptions used in the valuation of stock-based awards. Mses. Carter and Evans and Mr. Vaziri elected to receive their equity awards in the form of LTIP units, while the remaining non-employee directors elected to receive shares of common stock.

(2)
As described above, Mr. Bennett’s annual equity award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor, and is therefore disclosed in the “All Other Compensation” column. Mr. Bennett elected to receive the performance-based portion of his award in the form of performance-based LTIP units and the time-based portion of his award in the form of time-based LTIP units. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the assumptions used in the valuation of stock-based awards. As of December 31, 2021, Mr. Bennett held 414,516 service-based LTIP units, 68,034 time-based shares of restricted stock, 70,000 performance-based restricted stock units, assuming that the applicable performance metrics are achieved at the target level, and 489,986 performance-based LTIP Units (which reflect the maximum amount that could be earned in respect of such LTIP Units).

Compensation Committee Interlocks and Insider Participation
During 2021, Ms. Evans and Messrs. Fearn and Rinaldi served on our Compensation Committee. Each of those persons was or is an independent director throughout the period for which they served or have served on our Compensation Committee during 2021 and thereafter. None of these directors was, is or has ever been an officer or employee of our Company. None of our executive officers serves, or during 2021 served, as (i) a member of a Compensation Committee (or Board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee, or (ii) a director of another entity, one of whose executive officers served or serves on our Compensation Committee. No member of our Compensation Committee has or had in 2021 any relationship with the Company requiring disclosure as a related party transaction under “Certain Relationships and Related Person Transactions.”
Attendance at Annual Meeting of Stockholders
In accordance with our Corporate Governance Guidelines, directors of the Company are expected to attend the annual meeting of stockholders in person, by telephone or video conference. All persons who were directors at our 2021 annual meeting of stockholders attended our 2021 annual meeting.

26	2022 Proxy Statement

EXECUTIVE OFFICERS
The following table shows the names and ages of our current executive officers and the positions held by each individual. The executive officers named below were appointed to those positions by the Board and serve in such positions at the pleasure of the Board. A description of the business experience of each for the past five years follows the table.
Name	Age	Title
Richard J. Stockton	51	President and Chief Executive Officer
Alex Rose	36	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	46	Chief Financial Officer and Treasurer
Mark L. Nunneley	64	Chief Accounting Officer
Jeremy J. Welter	45	Chief Operating Officer

RICHARD J. STOCKTON
President and Chief Executive Officer Age: 51 Executive since 2016
Mr. Stockton was appointed to the Board of Directors in July 2020. He has served as our Chief Executive Officer since November 2016 and as President since April 2017. He has also served as the Lead Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its successor entity, SMTA Liquidating Trust, since 2018. Prior to joining our Company, Mr. Stockton served as Global Co-Head and Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He also previously served as President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank Tower in Los Angeles in 2013. The majority of his career, over 15 years, was spent at Morgan Stanley in real estate investment banking in various roles including Head of EMEA Real Estate Banking in London, where he was responsible for business across Europe, the Middle East and Africa and Co-Head of Asia Pacific Real Estate Banking, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He is also a member of the Board of the American Hotel and Lodging Association. Mr. Stockton is a frequent speaker and panelist at industry conferences and events, including NAREIT, the NYU International Hospitality Industry Investment Conference, and the Americas Lodging Investment Summit. He is a dual citizen of the United States and the United Kingdom.

Mr. Stockton received a Master’s of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

2022 Proxy Statement 27

ALEX ROSE
Executive Vice President, General Counsel and Secretary Age: 36 Executive since 2021
Alex Rose has served as our Executive Vice President, General Counsel and Secretary since July 2021 and has served in that capacity for Ashford Inc. and Ashford Trust since July 2021.

Mr. Rose brings a broad range of legal experience and corporate governance expertise to our Company. Prior to joining our Company in 2021, he was a Partner at Kirkland & Ellis LLP from July 2018 to June 2021, where he worked with public and private companies, as well as private equity funds and their portfolio companies, in connection with complex transactions such as mergers, acquisitions, joint ventures, divestitures, private financings, recapitalizations, debt and equity security investments, and other general corporate matters. Previously, Mr. Rose was an attorney at Jones Day and Vinson & Elkins LLP.

Mr. Rose holds a J.D. from Columbia University School of Law and a B.S. from the University of Kansas and is admitted to practice law in the States of Texas and New York.

DERIC S. EUBANKS
Chief Financial Officer and Treasurer Age: 46 Executive since 2014
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014. He has served in that capacity for each of Ashford Inc. and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President of Finance since November 2013, a position he had also held at Ashford Trust since September 2011. Prior to his role as Senior Vice President of Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

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MARK L. NUNNELEY
Chief Accounting Officer Age: 64 Executive since 2013
Mr. Nunneley has served as our Chief Accounting Officer since April 2013. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Inc. since November 2014 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Lodging. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. During his career, he has been responsible for the preparation, consultation and review of federal and state income tax, franchise and sales and use tax returns for hundreds of partnerships, corporations and individuals. Mr. Nunneley is also responsible for the ad valorem tax function which includes successfully appealing and receiving refunds in the millions of dollars. Mr. Nunneley is a CPA in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

JEREMY J. WELTER
Chief Operating Officer Age: 45 Executive since 2013
Mr. Welter has served as our Chief Operating Officer since March 2018 and has also served in that capacity for Ashford Trust since March 2018. He has also served as President and Chief Operating Officer for Ashford Inc. since March 2018. He served as our Executive Vice President, Asset Management from April 2013 to March 2018, and served in that capacity for Ashford Inc. from November 2014 to March 2018, and for Ashford Trust from March 2011 to March 2018. From August 2005 until December 2010, Mr. Welter was employed by Remington Lodging in various capacities, most recently serving as its Chief Financial Officer. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America’s Global Corporate Investment Banking group. Mr. Welter oversees the asset management, capital management and acquisition underwriting functions for Ashford Trust and Braemar as well as the operations of Ashford Inc., including both its asset management advisory business and its hospitality products and services business. Mr. Welter is responsible for the growth of Ashford Inc.’s products and services line of business through strategic acquisitions and investments in businesses that are engaged in providing hospitality products and services and developing and overseeing their operations and growth. He has led the acquisition or investment in OpenKey, J&S Audio Visual, BAV Services, Lismore Capital, Kalibri Labs, PURE Rooms and RED Hospitality and Leisure. Mr. Welter is a current member of Marriott’s Owner Advisor Council and serves as a board member for the American Hotel and Lodging Association. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU International Hospitality Industry Investment Conference. Mr. Welter is a dual citizen of the United States and Luxembourg.

Mr. Welter earned his Bachelor of Science in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

2022 Proxy Statement 29

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion of the compensation program adopted for our named executive officers, which include Mr. Stockton, our President and Chief Executive Officer, Mr. Eubanks, our Chief Financial Officer, Mr. Welter, our Chief Operating Officer, Mr. Nunneley, our Chief Accounting Officer, and Robert G. Haiman, our former Executive Vice President, General Counsel and Secretary. Mr. Rose did not receive any compensation from us during 2021 in respect of his service as an executive officer. Also included below is a discussion of the incentive compensation awarded to our named executive officers in 2022 with respect to 2021 performance. This discussion should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.
Because we no longer qualify as an “emerging growth company” or “smaller reporting company,” we are no longer eligible to provide our executive compensation disclosure pursuant to the scaled disclosure rules available to such companies. Accordingly, though our 2021 compensation practices generally did not change dramatically from those in place for 2020 (subject to differences noted below among others), the nature of the disclosure below has changed as a result.
Compensation of Our Executive Officers
We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC, is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under “Our Relationship and Agreements with Ashford Inc. and its Subsidiaries.” As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company’s executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2019, 2020 and 2021, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor) continue to be eligible to receive equity-based (and, for 2022, certain cash) awards under our 2013 Equity Incentive Plan as described below. We do not, however, provide any other compensation or employee benefit plans for our executive officers.
Compensation Objectives & Philosophy
The objectives of our equity compensation program are to: (i) motivate our executive officers to achieve the Company’s business and strategic objectives; (ii) align the interests of key leadership with the long-term interests of the Company’s stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain, and motivate our executive officers to perform in the best interests of the Company and its stockholders.
Role of the Compensation Committee
The compensation we pay to our executive officers is administered under the direction of our Compensation Committee. In its role as the administrator of our compensation program, our Compensation Committee recommends the compensation to be paid to our named executive officers with respect to a year to the Board, taking into consideration the recommendations of our Chairman and our independent compensation consultant, with the members of the Board ultimately approving all executive compensation decisions. A full description of the Compensation Committee’s roles and responsibilities can be found in its charter which is posted to our website at www.bhrreit.com under the “INVESTOR” tab, by navigating to the “Corporate Governance” link, then to the “Governance Documents” link.
Our Compensation Committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. The committee has retained Gressle & McGinley as its independent compensation consultant. Gressle & McGinley has not performed any services other than executive and director compensation services for the Company, and has performed its services only on behalf of, and at the direction of, the Compensation Committee (although Gressle & McGinley is also the independent compensation consultant to the compensation committees of the boards of directors of our advisor, Ashford Inc., and Ashford Trust). Our Compensation Committee has reviewed

30	2022 Proxy Statement

the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.
Interaction with Management
Our Compensation Committee regularly meets in executive sessions without management or other directors present. Executives generally are not present during Compensation Committee meetings. However, our Chairman and certain of our executive officers and employees of our advisor do attend all or part of certain Compensation Committee meetings. Our Chairman, considering certain performance factors as set by the Board each year, annually reviews the compensation for each named executive officer and our advisor’s (and its subsidiaries’) employees as a group and makes recommendations to our Compensation Committee regarding the compensation we should grant to our named executive officers and our advisor’s (and its subsidiaries’) employees as a group. Final compensation decisions for our executive officers are ultimately made in the sole discretion of, and with the approval of, the members of the Board based on the recommendations of the Compensation Committee.
Corporate Governance
Our Compensation Committee believes that the integrity of corporate governance is reinforced by linking our executive officers’ long-term interests to the interests of our stockholders through our compensation program. We believe that our compensation program provides appropriate performance-based incentives to attract and retain leadership talent, to align officer and stockholder interests, and to continue to drive our long-term track record of superior returns to stockholders.
The following policies support our position:
What We Do	What We Don’t Do
Pay for Performance. A substantial portion of our incentive compensation grants are tied to rigorous performance goals.	No Hedging/Pledging. We do not allow hedging or pledging of Company securities.
Equity Ownership Guidelines. We impose robust stock ownership guidelines on our executive officers.	Equity Ownership Guidelines. We do not count performance shares toward our stock ownership guidelines.
Clawback Policy. We can recover performance-based incentive compensation in various circumstances.	No Dividends on Unvested Performance Shares. We do not pay dividends on unvested performance shares unless the shares actually vest.
Independent Compensation Consultant. Our Compensation Committee uses the consulting firm of Gressle & McGinley, which is independent and provides no other services to the Company.	No Stock Options. We do not grant stock options.
Compensation Risk Assessment. We conduct an annual compensation risk assessment.	No Evergreen Provision. We have no evergreen provisions in our stock incentive plan.
External Advisor Compensation. We provide detailed disclosure of compensation paid by our advisor to our named executive officers.	No Perquisites. We do not provide our executive officers with any perquisites or retirement programs.
Consideration of Say-on-Pay Vote
At our 2021 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. More than 87% of the votes cast at our 2021 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2021 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our named executive officers for 2021. The Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

2022 Proxy Statement 31

Advisory Fee and Compensation Paid by the Advisor
Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2021 and the total 2021 compensation paid to our named executive officers:
•
Under the terms of our advisory agreement, we incurred a total advisory fee of approximately $22.6 million to Ashford Inc., comprised of a base fee of approximately $10.8 million, approximately $2.3 million for reimbursable expenses and equity-based compensation expense of approximately $9.5 million associated with equity grants of our common stock and LTIP units awarded to our executive officers and the officers and employees of Ashford Inc. and its affiliates.

•
No specific portion of our advisory fee is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.

•
For 2021, our named executive officers received total cash compensation of approximately $4.9 million from Ashford Inc. based on amounts determined through the date hereof. This amount was comprised of approximately $2.4 million in salaries and approximately $2.5 million in cash bonus awards. In addition, Ashford Inc. granted 77,500 restricted shares of Ashford Inc. common stock with a grant date fair value of approximately $702,000 to Ashford Inc.’s officers and employees who are also our named executive officers.

•
Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed by its employees in their capacity as our executive officers. Based on a review of the proportion that the operations of the Company represents of the total operations managed using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 20% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.

•
The 2021 annual bonus program at Ashford Inc. took into account a variety of financial performance factors, including the level of attainment of budgeted revenue, budgeted adjusted EBITDA and liquidity levels, as well as non-financial strategic goals related to loan terms and third-party business growth in selected operational segments.

2021 and 2022 Incentive Compensation Grant Decisions
The Compensation Committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our incentive compensation program is intended to align our executives’ interests with those of our stockholders, as well as to reward our executive officers for their performance on the Company’s behalf. Under our incentive compensation program, the Compensation Committee determines the size of potential awards by officer based on a review of market pay levels, taking into consideration the size of our Company against our peers, as well as multiple other factors including, but not limited to, the Company’s and each named executive officer’s individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers’ roles and responsibilities.
The SEC’s rules require disclosure in the tables that follow this Compensation Discussion and Analysis of the equity awards that were granted to our named executive officers in 2021. However, this “2021 and 2022 Incentive Compensation Grant Decisions” section describes incentive compensation grants made to our named executive officers in March 2022 because the Company’s long-term incentive compensation awards are granted to named executive officers in respect of their performance during the preceding year. For a discussion of awards made in 2021 (in respect of 2020 service), please refer to the “Executive Compensation” discussion contained in our 2021 proxy statement, filed with the SEC on March 30, 2021.
For our March 2022 awards based on 2021 performance, the size of the potential awards for our named executive officers was determined based on 2021 performance, historical compensation levels in the hospitality REIT sector (please refer to “—Review of Market Data for Peer Companies” below for further discussion of this analysis) and the

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recommendations of the Chairman in setting the awards for each individual named executive officer. 2021 performance was evaluated based on seven business objectives established by the Board of Directors. The Board believes these objectives reflected the cyclicality of the industry in which we operate and evolving changes in market conditions and were appropriate to further align the interests of the named executive officers with the interests of our stockholders. The following table summarizes the six business objectives set by the Board of Directors for 2021, along with the actual results:
2021 Business Objectives
$ millions	Budget	Actual	Comment
Revenue	$295.8M	$427.5M	Exceeded Budget
Adjusted EBITDAre*	$14.2M	$87.5M	Exceeded Budget
EBITDA Flows*	35.0%	45.9%	Exceeded Budget
Liquidity	$20M	$293M	Exceeded Budget
Investor Outreach	$200	$929	Exceeded Budget
Loan Waiver	Yes	Yes	Achieved
*
For a reconciliation of EBITDA, EBITDAre, Adjusted EBITDAre and EBITDA Flows (the change in Adjusted EBITDAre divided by the change in revenue) to a measure under generally accepted accounting principles (“GAAP”) in the United States, see Annex A.

Based on its review of 2021 performance, the Compensation Committee determined that the Company achieved all six of the business objectives resulting in the equity awards to our named executive officers described below.
Approximately one-half of the value of the annual awards was granted in an equity-based form (for the 2022 award, settled in either equity or cash as determined by the Compensation Committee) that is eligible to vest based on performance metrics established by the Compensation Committee. For 2021, the other half of the award was an equity-based award eligible to vest based on continued service in three equal installments on each anniversary of the grant date. For 2022, the other half of the award was made in the form of deferred cash payments (“Deferred Cash Awards”) payable quarterly over three years generally subject to continued service. Named executive officers may elect to receive their performance-based equity awards in the form of performance stock units (“PSUs”) or performance LTIP units (“Performance LTIPs”), as described in further detail below. Upon vesting and reaching economic parity with the common units, LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock at a 1:1 conversion ratio.
Fiscal 2022 PSUs and Performance LTIPs will be eligible to vest (from 0% to 200% of target) based on achievement of three equally weighted operating performance targets during 2024, as set forth in the table below (with linear interpolation between the threshold and target, and target and maximum, performance levels):
Metric	Weight	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)
Total Revenue(1)	33 1∕3%	$430M	$465M	$500M
Adjusted EBITDAre Margin(2)	33 1∕3%	18%	21%	24%
Net Debt / Gross Investment Property Ratio(3)	33 1∕3%	51%	48%	45%
(1)
Total revenue as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2024. However, the threshold performance level will be reduced by 90%, the target performance level will be reduced by 95%, and the maximum performance level will be reduced by 100%, respectively, of the 2019 total revenue related to any hotel assets disposed of during the three-year performance period.

(2)
Adjusted EBITDAre Margin is defined as the Company’s adjusted EBITDAre divided by the Company’s total revenue, each as reported in the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2024.

(3)
Equal to the quotient of Net Debt (as defined below) divided by “investments in hotel properties, gross,” as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2024. “Net Debt” is defined as “indebtedness” less (w) “cash and cash equivalents,” (x) “restricted cash,” (y) financial assets “due from third-party hotel managers,” and (z) “marketable securities,” each as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2024.

Achievement of each metric will be calculated at the end of the three-year performance period, and the performance level of each metric achieved will then be equally weighted and summed together, for a total vesting opportunity ranging from 0% to 200% of the target award. The awards will be settled in equity or cash as ultimately determined by the Compensation Committee.

2022 Proxy Statement 33

A summary of the components of the March 2022 incentive compensation awards to our named executive officers is as follows. Mr. Haiman is omitted because he was no longer serving as an executive officer at the time of grant, and Mr. Welter is omitted because his awards, if any, have not yet been determined.
	Target Performance- Based Shares/LTIPSs Awarded (#)	Deferred Cash Amount ($)
Richard J. Stockton	209,186	1,267,668
Deric S. Eubanks	100,965	611,846
Mark L. Nunneley	58,624	355,264
LTIP Units
The LTIP units are a special class of partnership units in Braemar OP called “long-term incentive partnership units.” Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of Braemar OP, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the typical treatment of time-vested restricted stock. (Note that distributions on Performance LTIPs accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units or Performance LTIPs, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of Braemar OP or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement for Braemar OP. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when Braemar OP’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of Braemar OP at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.
Review of Market Data for Peer Companies
Incentive compensation grants for our named executive officers are determined based on a number of factors, including a periodic review of the compensation levels in the marketplace for similar positions. In 2019, the Compensation Committee, with the assistance of Gressle & McGinley, our independent compensation consultant, undertook such a review of competitive compensation compared to market, with a particular emphasis on market level of equity compensation.

34	2022 Proxy Statement

Competitive pay data is used for reference only to gauge the marketplace for executive compensation in our industry. The Compensation Committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our exceptional executive team and reward appropriately for performance.
The specific peers used to assess competitive pay include other hospitality REITs with similar assets. The hospitality REITs included in our assessment of competitive pay include: Chatham Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc.
The Compensation Committee also assessed the pay practices of these hospitality REITs in evaluating 2021 incentive compensation grant decisions for 2020 performance and 2022 incentive compensation grant decisions for 2021 performance.
Stock Ownership Guidelines
Our Corporate Governance Guidelines provide ownership guidelines for our executive officers. The guidelines state that the Chief Executive Officer should hold an amount of our common stock or other equity equivalent having a market value in excess of three times his annual base salary paid by our advisor and each other executive officer should hold common stock or other equity equivalent having a market value in excess of one-and-one half times his annual base salary paid by our advisor. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute “common stock” for purposes of compliance with the guideline based on a conversion ratio of 1:1. Executive officers are expected to achieve compliance within four years of being appointed. Once an executive officer has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of an executive’s tenure. Although an executive officer may not sell any common stock granted to them in connection with their service to the Company until the executive officer is in compliance with the guidelines, no executive officer is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2021, each of our named executive officers had stock ownership that met the guidelines.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
Adjustment or Recovery of Awards
Under the Company’s clawback policy, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements, then the Compensation Committee, or, in the discretion of the Board, any other committee or body of the Board consisting only of independent directors, may require any Section 16 reporting officer, as well as any other officer holding the title of senior vice president or a more senior title whose job description includes the function of accounting or financial reporting (each, a “covered officer”), during the three-year period preceding the publication of the restated financial statement to reimburse the Company for any annual cash bonus and long-term incentive compensation earned during the prior three-year period in such amounts that the independent director committee determines to be in excess of the amount that such covered officer would have received had such compensation been calculated based on the financial results reported in the restated financial statement.
The independent director committee may take into account any factors it deems reasonable, necessary, and in the best interests of the Company to remedy any misconduct and prevent its recurrence. In determining whether to seek recoupment of any previously paid excess compensation and how much to recoup from each covered officer, the independent director committee must consider the accountability of the applicable covered officer, any conclusion by the independent director committee whether a covered officer engaged in wrongdoing, committed grossly negligent

2022 Proxy Statement 35

acts, omissions or engaged in willful misconduct, as well as any failure of the covered officer to report another person’s grossly negligent acts, omissions, or willful misconduct. In addition, if a covered officer engaged in intentional misconduct or violation of Company policy that contributed to the award or payment of any annual cash bonus or long-term incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the independent director committee may take other remedial and recovery action permitted by applicable law, as determined by such committee.
Under the Dodd-Frank Act, the SEC has proposed additional rules regarding the clawback of equity awards in certain circumstances. If the proposed rules or other rules are finally adopted by the SEC, the Company intends to modify its recoupment policies accordingly.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to its “covered employees,” which generally include its chief executive officer, chief financial officer, its next three most highly compensated executive officers, and any individual who is (or was) a “covered employee” for any taxable year beginning after December 31, 2016.
Our Company is structured such that compensation is not paid and deducted by the corporation, but at the Braemar OP level. Section 162(m)’s deduction limitation may apply to our distributive share of Braemar OP’s deduction for compensation paid to covered employees. The deductibility of compensation is only one of a multitude of factors that we consider in establishing compensation, and we and our Compensation Committee believe that it is important to retain flexibility to award compensation to our employees that appropriately incentivizes their retention, encourages performance, and aligns with our stockholders’ interests, even if the deductibility of that compensation is limited (whether under Section 162(m) or otherwise). We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.
Compensation Risk Assessment
The Compensation Committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. The Compensation Committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the Company, as well as policies and practices that could mitigate any such risks. After conducting this review in 2021, the Compensation Committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis disclosure with the Company’s management, and based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE

Matthew D. Rinaldi, Chairman Mary Candace Evans Kenneth H. Fearn, Jr.

36	2022 Proxy Statement

Summary Compensation Table
The following table sets forth the fiscal 2021, 2020 and as applicable 2019 compensation paid to or earned by the Company’s named executive officers. Compensation information for Mr. Haiman is included for only 2021 and 2020, as Mr. Haiman first became a named executive officer in 2020.
Name and Principal Position	Year	Salary(1)	Stock Awards / LTIPs(2)	Total
Richard J. Stockton	2021	$0	$2,454,338	$2,454,338
President and Chief Executive Officer	2020	$0	$495,423	$495,423
	2019	$0	$2,114,117	$2,114,117
Deric S. Eubanks	2021	$0	$1,570,772	$1,570,772
Chief Financial Officer	2020	$0	$230,018	$230,018
	2019	$0	$990,983	$990,983
Jeremy J. Welter	2021	$0	$2,127,088	$2,127,088
Chief Operating Officer	2020	$0	$336,180	$336,180
	2019	$0	$989,481	$989,481
Mark L. Nunneley	2021	$0	$916,286	$916,286
Chief Accounting Officer	2020	$0	$141,549	$141,549
	2019	$0	$594,596	$594,596
Robert G. Haiman(3)	2021	$0	$1,374,426	$1,374,426
Former Executive Vice President, General Counsel and Secretary	2020	$0	$230,018	$230,018
(1)
We do not pay salary or bonus compensation to our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor and its subsidiaries equity-based (and, for 2022, certain cash-based incentive compensation) awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of either our Company or Ashford Trust. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.

(2)
Represents the total grant date fair value of restricted stock awards, LTIP unit awards, PSU awards, and performance LTIP awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the assumptions used in the valuation of stock-based awards. With respect to the PSUs and Performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the Performance LTIPs and the PSUs issued to the named executive officers in 2021 assuming maximum performance is achieved. The grant date fair value of the Performance LTIPs and PSUs assuming target performance is one-half of the amount shown in the table below.

Name	At Maximum
Richard J. Stockton	$2,453,430
Deric S. Eubanks	$1,570,184
Jeremy J. Welter	$2,126,301
Mark L. Nunneley	$915,941
Robert G. Haiman	$1,373,918
(3)	Mr. Haiman ceased to serve as our Executive Vice President, General Counsel and Secretary on June 30, 2021, in connection with his retirement.

2022 Proxy Statement 37

2021 Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Award s(1) (#)			All Other Equity Awards: Number of Shares of Stock or LTIPs(2)	Grant Date Fair Value of Equity Awards(3)
		Threshold	Target	Maximum
Richard J. Stockton	3/15/2021	—	—	—	90,765	$637,170
	5/11/2021	87,498	174,995	349,990	84,230	$1,817,167
Deric S. Eubanks	3/15/2021	—	—	—	58,090	$407,792
	5/11/2021	55,998	111,996	223,992	53,907	$1,162,980
Jeremy J. Welter	3/15/2021	—	—	—	78,663	$552,214
	5/11/2021	75,831	151,662	303,324	72,999	$1,574,874
Mark L. Nunneley	3/15/2021	—	—	—	33,886	$237,880
	5/11/2021	32,666	65,331	130,662	31,446	$678,407
Robert G. Haiman	3/15/2021	—	—	—	50,828	$356,813
	5/11/2021	48,999	97,997	195,994	47,169	$1,017,614
(1)
Amounts represent the threshold, target, and maximum number of PSUs or performance LTIPs, at the election of the recipient, pursuant to the March 2021 equity awards for 2020 performance. Subject to forfeiture and the achievement of the applicable performance-based vesting criteria, these awards will vest on December 31, 2023.

(2)
Represents LTIP units or restricted common stock, at the election of the recipient, that vest in three substantially equal installments on the first three anniversaries following the date of grant, with vesting generally conditioned on the award recipient continuing to be an executive officer of the Company on each such vesting date.

(3)	Computed in accordance with FASB ASC Topic 718, excluding the effect of forfeitures and assuming the target level of achievement.

38	2022 Proxy Statement

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2021:
Name	Number of Service- Based Equity Awards That Had Not Vested at December 31, 2021	Market Value of Service- Based Equity Awards That Had Not Vested at December 31, 2021(1)	Number of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2021	Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2021(1)
Richard J. Stockton	21,367(2)	$108,972	—	—
	46,667(3)	$238,002	21,000(6)	$107,100
	90,765(4)	$462,902	—	—
	84,230(5)	$429,573	87,498(7)	$446,237
Deric S. Eubanks	10,016(2)	$51,082	—	—
	21,667(3)	$110,502	9,750(6)	$49,725
	58,090(4)	$296,259	—	—
	53,907(5)	$274,926	55,998(7)	$285,590
Jeremy J. Welter	10,016(2)	$51,082	—	—
	31,667(3)	$161,502	14,250(6)	$72,675
	78,663(4)	$401,181	—	—
	72,999(5)	$372,295	75,831(7)	$386,738
Mark L. Nunneley	6,009(2)	$30,646	—	—
	13,333(3)	$67,998	6,000(6)	$30,600
	33,886(4)	$172,819	—	—
	31,446(5)	$160,375	32,666(7)	$166,594
Robert G. Haiman	5,780(2)	$29,478	—	—
	2,513(8)	$12,816	—	—
	21,667(3)	$110,502	9,750(6)	$49,725
	50,828(4)	$259,223	—	—
	47,169(5)	$240,562	48,999(7)	$249,892
(1)	Market value of unvested time-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 31, 2021 of $5.10.
(2)
These restricted shares or LTIPs were granted on February 28, 2019 with an initial vesting term of three years. One-third of the awards initially granted vested on February 28, 2020; one-third vested on February 28, 2021; and the remaining one-third vested on February 28, 2022.

(3)
These restricted shares or LTIPs were granted on March 11, 2020 with an initial vesting term of three years. One-third of the awards initially granted vested on March 11, 2021; one-third vested on March 11, 2022; and the remaining one-third vested on March 11, 2023.

(4)
These restricted shares or LTIPs were granted on March 15, 2021 with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third will vest on March 15, 2023; and the remaining one-third will vest on March 15, 2024.

(5)
These restricted shares or LTIPs were granted on May 11, 2021 with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third will vest on March 15, 2023; and the remaining one-third will vest on March 15, 2024.

(6)
These PSU awards or Performance LTIPs were granted on March 11, 2020 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2022. One-third of the initially granted award was eligible to vest based on performance, over the first two years of the three-year performance period, but performance at the time was below the threshold level. Amount reflects the threshold payout level, which is 30% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

(7)
These PSU awards or Performance LTIPs were granted on May 11, 2021 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2023. Amount reflects the threshold payout level, which is 50% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

(8)
These restricted shares were granted to Mr. Haiman on March 15, 2019 under the Remington Hotels, LLC Ashford Stock Plan with an initial vesting term of three years. The remaining unvested shares vested on March 15, 2022.

2022 Proxy Statement 39

Equity Awards Vested in Fiscal Year 2021
The following table provides information concerning equity awards granted by us that vested during 2021. None of the named executive officers hold any stock option awards.
Name	Stock Awards: Number of Equity Awards Acquired on Vesting	Value Realized on Vesting
Richard J. Stockton	117,248	$742,774
Deric S. Eubanks	31,265	$218,234
Jeremy J. Welter	36,266	$253,191
Mark L. Nunneley	19,733	$137,732
Robert G. Haiman	16,612	$116,060
Pension Benefits
We do not provide pension or retirement benefits to our named executive officers.
Nonqualified Deferred Compensation
Our named executive officers have not received any nonqualified deferred compensation.
Potential Payments Upon Termination of Employment or Change of Control
We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan and the award agreements issued thereunder (which, for our executive officers, incorporate by reference certain acceleration of vesting provisions contained in the employment agreements that each executive officer has entered into with our advisor).
Generally, our equity awards (other than performance awards) will fully vest upon (i) the death or disability of the named executive officer; (ii) the termination or removal of the named executive officer as an employee or consultant of the Company or an affiliate without “cause” (as defined therein) or by the named executive officer for “good reason” (as defined therein); or (iii) the termination without “cause” or resignation for any reason of the named executive officer as an employee or consultant of the Company or an affiliate within one year from the effective date of a change of control of the Company.
The PSUs and Performance LTIPs granted to the named executive officers will be eligible for accelerated vesting upon: (i) the termination or removal of the named executive officer as an employee of the Company by the Company without “cause” (including a termination of the advisory agreement with our advisor) or by the named executive officer for “good reason”; (ii) the death or disability of the named executive officer; (iii) a change of control of the Company; (iv) a change of control of our advisor, if such change of control results in the vesting of the award under the terms of any employment agreement that the named executive officer has with our advisor; and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. (Our advisor is an affiliate under our equity incentive plan.) The number of PSUs or Performance LTIPs that vests is generally calculated based on performance at the greater of target or actual performance (based on a truncated performance period), except that in the case of clauses (iii) and (iv), the number is based solely on actual performance (based on a truncated performance period).
For the purposes of the plan, the following definitions apply:
“Cause” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “cause” generally means the named executive officer’s:
(i)
conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se basis due to any offices held by the named executive officer pursuant to the employment agreement, so long

40	2022 Proxy Statement

as any act or omission of the named executive officer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our advisor’s board of directors);
(ii)	willful breach of duty of loyalty which is materially detrimental to our advisor or any entity that it advises, which is not cured within 30 days following written notice thereof;
(iii)
willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our advisor, which is not cured within 30 days following written notice thereof;

(iv)	gross negligence or willful misconduct in the performance of duties which is not cured within 30 days following written notice thereof;
(v)	willful commission of an act of dishonesty resulting in material economic or financial injury to our advisor or any entity that it advises, or willful commission of fraud; or
(vi)	chronic absence from work for reasons other than illness which is not cured within 30 days following written notice thereof.
A “change of control” of the Company is deemed to have occurred when:
(i)
any person other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Ashford Inc. or an affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;

(ii)
the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)
the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)
individuals who, as of the effective date of the 2013 Equity Incentive Plan, constituted our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director subsequent to the effective date whose election by our Board was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.

“Good reason” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “good reason” generally means:
(i)
the assignment to the named executive officer of any duties, responsibilities, or reporting requirements (or, in the case of Mr. Welter, any title or directives) inconsistent with his or her position, or any material diminishment of the named executive officer’s duties, responsibilities, or status;

(ii)	a reduction by our advisor in the named executive officer’s base salary or target bonus;
(iii)	the requirement that the principal place of business at which the named executive officer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or
(iv)	any material breach by the advisor of the employment agreement.

2022 Proxy Statement 41

The following table sets forth the value of the equity held by the Company’s named executive officers as of December 31, 2021 whose vesting would accelerate in the circumstances described above, assuming a common stock value of $5.10 per share, the closing share price of the common stock as of December 31, 2021, and, as applicable, that the outstanding performance-based awards are paid out at the target level, other than the performance LTIPs, which assume the maximum level. In connection with his retirement on June 30, 2021, Mr. Haiman entered into a Consulting and Cooperation Agreement with our Advisor pursuant to which, for purposes of his equity awards from the Company, Mr. Haiman will be treated as in continuous service with the Company subject to his provision of continued services under such agreement. The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.
Name	Value
Richard J. Stockton	$3,381,397
Deric S. Eubanks	$1,469,698
Jeremy J. Welter	$2,244,036
Mark L. Nunneley	$867,026
Robert G. Haiman	$1,471,049
Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.

42	2022 Proxy Statement

PROPOSAL NUMBER TWO—ADVISORY APPROVAL OF
EXECUTIVE COMPENSATION
We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as “say on pay”). This proposal allows the Company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the Compensation Committee and our Board in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders.
Section 14A of Exchange Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years; however, following the recommendation of our stockholders, our Board has chosen to hold this vote every year.
In deciding how to vote on this proposal, the Board encourages you to read the Executive Compensation section beginning on page 30 of this proxy statement. The Board recommends that stockholders vote “FOR” approval of the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Braemar Hotels & Resorts Inc. as disclosed in the Company’s proxy statement for the 2022 annual meeting of stockholders, in accordance with the SEC’s compensation disclosure rules.”
Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our Board. However, the Compensation Committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.

2022 Proxy Statement 43

PROPOSAL NUMBER THREE—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITOR
We are asking our stockholders to ratify our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. BDO USA, LLP has served as the Company’s auditor since 2015. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.
Audit Committee Report
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our Company’s consolidated financial statements, our Company’s compliance with legal and regulatory requirements, the adequacy of our internal control over financial reporting, our Company’s independent registered public accounting firm’s qualifications and independence, the performance of our Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management in certain areas. The Audit Committee manages our Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Braemar for such advice and assistance.
Our Company’s management is primarily responsible for our Company’s internal control and financial reporting process. Our Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors Braemar’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021 with our Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm.

2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”).

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

44	2022 Proxy Statement

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021 be included in Braemar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.
AUDIT COMMITTEE Curtis B. McWilliams, Chair Kenneth H. Fearn, Jr. Abteen Vaziri
Auditor Fees
Services provided by BDO USA, LLP included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2021 and 2020, aggregate fees incurred related to our principal accountants BDO USA, LLP consisted of the following:
	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees	$678,671	$619,925
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	$18,883
Total	$678,671	$638,808
“Audit Fees” include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents and assistance with review of our filings with the SEC.
“Audit-Related Fees” include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.
“Tax Fees” include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.
“All Other Fees” include fees and related expenses for products and services that are not Audit Fees, Audit- Related Fees or Tax Fees.
Representatives of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board unanimously recommends a vote FOR approval of Proposal Number Three, the ratification of the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending December 31, 2022.

2022 Proxy Statement 45

PROPOSAL NUMBER FOUR—APPROVAL OF AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
General
The Board proposes and recommends that stockholders approve Amendment No. 3 (the “Plan Amendment”) to our Second Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”).
The 2013 Plan is our primary retention tool, the purpose of which is to encourage those who provide services to the Company (including, without limitation, our executive officers, non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company) to acquire or increase their equity interests in our Company to give an added incentive to work toward its growth and success.
As of March 4, 2022, there were (i) 790,730 shares of the Company’s common stock available for issuance under the 2013 Plan, (ii) 2,254,398 shares subject to outstanding “full-value” awards under the 2013 Plan (e.g., restricted stock, performance stock units, and time- and performance-based LTIPs, which figure includes 865,640 performance awards at the “target” level, and which may ultimately vest between 0% and 200% of target), and (iii) 0 shares subject to outstanding options and stock appreciation rights under the 2013 Plan.
The purpose of the Plan Amendment is to increase the aggregate number of shares of our common stock available for issuance under the 2013 Plan from 5,350,000 shares to 6,950,000 shares (an increase of 1,600,000 shares).
The Board believes that increasing the reserved shares of the Company’s common stock available for issuance under the 2013 Plan by 1,600,000 shares would provide sufficient shares for the Company’s equity-based compensation needs for approximately one to two years following stockholder approval of the Plan Amendment. This estimate is based on our historical equity plan usage. The reserve may be sufficient for a longer or shorter period of time, depending on our future equity grant needs, which are related to factors such as our participant population, future award forfeitures and cancellations, the Company’s acquisition activity, the Company’s stock price, and our retentive needs in a competitive compensation environment.
As described in detail in the “Executive Compensation” section of this proxy statement, equity compensation is integral to our operations. Our executive officers, as with the other employees of our advisor, are eligible to receive equity awards from us, which provide them with long-term exposure to our performance and aligns their interests with those of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.
We are asking stockholders to approve the Plan Amendment. A summary of the material terms of the 2013 Plan, as amended by the Plan Amendment, is set forth below. Our summaries of the Plan Amendment and the 2013 Plan (as amended by the Plan Amendment) are qualified in their entirety by reference to the full text and provisions of the Plan.
The potential dilution resulting from issuing all of the 1,600,000 additional shares of the Company’s common stock available for issuance under the 2013 Plan as amended by the Plan Amendment, if approved, would be 2.4%, based on our common stock outstanding as of March 4, 2022 (approximately 65,349,213 shares, exclusive of 7,157,510 outstanding units in our operating partnership). The Company’s burn rate over 2019-2021 under the 2013 Plan was 0.81%, 1.09% and 2.06%, respectively, for a three-year average burn rate of 1.32%.

46	2022 Proxy Statement

SUMMARY OF THE 2013 PLAN, AS AMENDED BY THE PLAN AMENDMENT
Eligibility
Under the 2013 Plan, we may grant awards to employees, consultants and non-employee directors of the Company or its affiliates (including, without limitation, the Company’s advisor, Ashford Inc., and its subsidiaries). While we may grant incentive stock options only to employees of the Company or certain of its affiliates, we may grant nonqualified stock options and other types of awards to any eligible participant. As of March 15, 2022, we had seven non-employee directors and we and our affiliates had a total of approximately 406 employees and 11 consultants who are reasonably expected to be eligible for receipt of an award under the 2013 Plan.
Types of Awards
The 2013 Plan authorizes the Company to grant:
•	nonqualified stock options;
•	incentive stock options;
•	unrestricted (or “bonus”) stock;
•	restricted stock;
•	phantom stock;
•	stock appreciation rights; and
•	other stock-based awards, including LTIP units in our operating partnership and cash-denominated awards.
Shares Subject to the 2013 Plan
If the Plan Amendment is approved by our stockholders, the aggregate number of shares of our common stock available for issuance under the 2013 Plan would increase from 5,350,000 shares to 6,950,000 shares (an increase of 1,600,000 shares). These shares may be authorized but unissued shares or acquired in the open market. As of March 25, 2022, the closing per share trading value of our common stock was $6.02.
In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the 2013 Plan, the share limits set forth above, the number, amount and type of common stock subject to awards under the 2013 Plan, and the grant, purchase or exercise price of outstanding awards under the 2013 Plan will be ratably adjusted.
Any shares of common stock subject to an award under the 2013 Plan that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under the 2013 Plan. The following shares of common stock shall not, however, again become available for awards under the 2013 Plan: (i) shares of common stock tendered to or withheld by the Company in payment of the purchase price of a stock option issued under the 2013 Plan; (ii) shares of common stock tendered to or withheld by the Company to satisfy any tax withholding obligation with respect to an award under the 2013 Plan; (iii) shares of common stock repurchased by the Company with proceeds received from the exercise of a stock option issued under the 2013 Plan; and (iv) shares of common stock subject to a stock appreciation right issued under the 2013 Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.
Administration
The 2013 Plan is administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). Subject to the provisions of the 2013 Plan, the Compensation Committee interprets the 2013 Plan and all awards under the 2013 Plan, makes such rules as it deems necessary for the proper administration of the 2013 Plan, makes all other determinations necessary or advisable for the administration of the 2013 Plan, and corrects any defect or supplies any omission or reconciles any inconsistency in the 2013 Plan or in any award under the 2013 Plan in the manner and to the extent that the Compensation Committee deems desirable to effectuate the 2013 Plan. Any

2022 Proxy Statement 47

action taken or determination made by the Compensation Committee pursuant to the 2013 Plan will be final, binding and conclusive on all parties. The Compensation Committee will also select the participants who are granted any award, under the 2013 Plan.
The Compensation Committee may condition any award under the 2013 Plan, or the vesting or exercise thereof, upon continued service for a period of time and/or the achievement of any one or more performance goals.
Types of Awards
Stock Options. Stock options entitle the participant to purchase shares of our common stock at a price not less than the fair market value per share on the grant date. Stock options may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. All of the shares available for issuance under the 2013 plan, including those subject to the Plan Amendment if approved, may be granted in the form of incentive stock options. The Compensation Committee may establish procedures through which the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, or by a combination of these payment methods. No stock option will be exercisable more than 10 years after the grant date.
Restricted Stock. A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock. Restricted stock generally entitles the holder to voting and dividend rights. While restricted stock remains unvested, the transferability of the restricted stock may be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee on the grant date.
Bonus Stock. Bonus stock is a share of common stock not subject to any vesting or forfeiture restrictions.
Phantom Stock. Phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, cash equal to the value of a stated number of shares of common stock. The right to receive payment of an award of phantom stock may be conditioned upon continued employment or achievement of performance goals.
Stock Appreciation Rights. A stock appreciation right is a right to receive from the Company an amount equal to the fair market value of the underlying share on the date of exercise less the grant price (or strike price) of the stock appreciation right. Stock appreciation rights can be tandem (i.e., granted with stock options to provide an alternative to the exercise of the option rights) or freestanding. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable, and require that the related stock option be surrendered for cancellation. No stock appreciation right will be exercisable more than 10 years after the grant date.
Other Stock-Based Awards. Consistent with the terms of the 2013 Plan, the Compensation Committee will establish the terms of awards of other stock-based awards, including LTIP units, and such other awards may also be denominated and/or payable in cash. These awards may also be subject to vesting requirements as determined by the Compensation Committee, which may include completion of a period of service or attainment of performance objectives.
The LTIP units are a special class of partnership units in our operating partnership. Grants of LTIP units are designed to offer participants the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under the 2013 Plan, reducing availability for other equity awards, because LTIP units are convertible into common units of our operating partnership, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. (Note that distributions on LTIPs that vest subject to achievement of performance goals accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become

48	2022 Proxy Statement

convertible into an equal number of common units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached.
Change of Control
In the event of a “change of control,” as defined in the 2013 Plan, unless otherwise provided in the terms of an applicable award, the Board shall have the authority, in its sole discretion, to (i) cause the acquirer in the “change of control” transaction to assume the outstanding awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s stock), (ii) terminate the 2013 Plan, (iii) terminate and cancel outstanding unvested or unexercised awards on terms and conditions the Board deems appropriate, (iv) if the acquirer refuses to assume the awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s common stock), the Board may accelerate vesting or exercisability of the awards, and/or waive, alter, or amend any applicable performance goals or other restrictions or limitations with respect to such awards. In addition, if the acquirer refuses to assume the awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s common stock), the Board may require that all (but not less than all) participants in the 2013 Plan surrender their awards in exchange for cash (based on the fair market value of the shares underlying the award, or, in the case of an option, the “spread value” of such option).
Clawback
All awards granted under the 2013 Plan (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of common stock underlying the award) shall be subject to the provisions of any clawback policy implemented by the Company, our advisor, or any affiliate of the foregoing, as applicable, including, without limitation, any clawback policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable award agreement.
Minimum Vesting
No award under the 2013 Plan that vests based on continued employment or the passage of time shall vest in less than one year from the date the award is made, other than upon the death or disability of the participant or in the case of termination without “cause” or for “good reason,” or a termination following a “change of control,” in each case as specified in the document or instrument evidencing the award granted under the 2013 Plan. The performance period for any such award that vests based in whole or in part on performance shall be at least one year. Notwithstanding the foregoing, up to five percent (5%) of the shares authorized under the 2013 Plan and any shares issued pursuant to an award granted to a non-employee director may be issued pursuant to the vesting of awards over less than a one-year period.
Transferability
Awards under the 2013 Plan are generally not transferable. However, the Compensation Committee may approve transfers to certain family members of a participant, a trust solely for the benefit of a participant and the participant’s family members, a partnership or limited liability company whose only partners or stockholders are the participant and the participant’s family members, or a beneficiary to whom donations are eligible to be treated as “charitable contributions.”

2022 Proxy Statement 49

Prohibition on Repricing
The Compensation Committee does not have the right, without stockholder approval, to (i) grant to holders of outstanding options or stock appreciation rights, in exchange for the surrender and cancellation of such options or stock appreciation rights, (x) new options or stock appreciation rights having exercise or grant prices lower than the exercise or grant price provided in the options or stock appreciation rights so surrendered and canceled, or (y) another award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled option or stock appreciation right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
Amendment; Duration; Termination
The Board may amend, suspend, or terminate the 2013 Plan; provided, however, no amendment, suspension, or termination of the 2013 Plan may, without the consent of the holder of an award, terminate such award or adversely affect such holder’s rights with respect to such award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the plan (as that term is used in the rules of the NYSE) will be subject to stockholder approval. If not sooner terminated as described above, the plan will terminate on May 12, 2025, and no new awards may be granted after the termination date. Awards made before the termination of the plan will continue in accordance with their terms.
Material U.S. Federal Income Tax Consequences Related to Awards Granted under the 2013 Plan
The following is a brief summary of certain material U.S. federal income tax consequences related to awards under the 2013 Plan. This summary is not intended to be complete and does not purport to cover federal employment tax or other federal tax consequences, or any state, local, or non-U.S. taxes.
Tax Consequences to Participants
Incentive Stock Options. No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Nonqualified Stock Options. In general, no income will be recognized by a participant at the time a nonqualified stock option is granted. Upon exercise of a nonqualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock (or other securities or property) received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code.

50	2022 Proxy Statement

However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to any such restrictions) over the purchase price, if any, of such restricted stock.
Other Stock-Based Awards. The tax consequences of another stock-based award will depend on the structure and terms of such award. Generally, LTIP units are intended to be treated as “profits interests” for purposes of the Code, meaning that a participant will generally not recognize income on the date of grant or vesting of an LTIP unit, and may benefit from taxation at long-term capital gains rates upon disposition of the LTIP unit if applicable holding period requirements are satisfied.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding deduction, subject to applicable limitations under the Code (including Section 162(m) of the Code). The Company is not entitled to a corresponding deduction where a participant recognizes capital gain (or loss) in the circumstances described above.
Section 409A of the Code
Certain types of awards under the 2013 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2013 Plan and awards granted under the 2013 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
New Plan Benefits
Because benefits under the 2013 Plan are at the discretion of the Compensation Committee, it is not possible to determine the value of benefits that will be received by participants in the 2013 Plan with respect to any awards made in the future.
Equity Compensation Plan Information
The following table sets forth certain information with respect to securities authorized and available for issuance under our equity compensation plans as of December 31, 2021:
	Number of Securities to be issues Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	891,304	N/A	774,108(3)
Equity compensation plans not approved by security holders	None	N/A	None
Total	891,304	N/A	774,108
(1)
Consists of rights to acquire our common stock, or securities convertible into our common stock, subject to the satisfaction of service and or performance vesting conditions (with the amount shown assuming the maximum level of performance).

(2)	None of the rights disclosed in column (a) are subject to an exercise price.
(3)
As of December 31, 2021, approximately 774,108 shares of our common stock, or securities convertible into approximately 774,108 shares of our common stock, remained available for issuance under our 2013 Equity Incentive Plan.

2022 Proxy Statement 51

Vote Required for Approval
Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast. In accordance with NYSE rules, abstentions will be treated as a vote against approval of the Plan Amendment. Assuming a valid quorum is otherwise established, broker non-votes will have no effect on the outcome of any vote on the proposal to approve the Plan Amendment.
Recommendation of the Board
The Board unanimously recommends a vote FOR the approval of the Plan Amendment. The Board believes it is in the best interests of the Company and its stockholders to enable the Company to implement equity incentive compensation arrangements that are able to appropriately incentivize and retain our executive officers and non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company, and align the interests of participants with the interests of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
OF PROPOSAL NUMBER FOUR, APPROVAL OF AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN.

52	2022 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 11, 2022 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of March 11, 2022, we had an aggregate of 74,276,341 shares of voting stock outstanding, consisting of 71,327,378 shares of our common stock, 2,912,159 shares of our Series E Preferred Stock and 36,804 shares of our Series M Preferred Stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Security Ownership of Management and Directors
	Common Stock		Series E Preferred Stock		Series M Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Monty J. Bennett	2,114,998(3)	2.9%	0	*	0	*
Richard J. Stockton	155,897	*	0	*	0	*
Jeremy J. Welter	376,060	*	4,683	*	0	*
Deric S. Eubanks	182,141	*	0	*	0	*
Mark L. Nunneley	295,954	*	9,000	*	0	*
Robert G. Haiman	41,068	*	0	*	0	*
Alex Rose	0	*	0	*	0	*
Stefani D. Carter	52,571	*	0	*	0	*
Candace Evans	15,617	*	1,033	*	0	*
Kenneth H. Fearn, Jr.	40,776	*	0	*	0	*
Curtis B. McWilliams	59,802	*	0	*	0	*
Rebeca Odino-Johnson	0	*	0	*	0	*
Matthew D. Rinaldi	61,914	*	4,444	*	0	*
Abteen Vaziri	23,379	*	0	*	0	*
All directors and executive officers as a group (13 persons)(4)	3,420,177	4.7%	19,161	*	0	*
*	Denotes less than 1.0%
(1)
Ownership includes common units of Braemar OP issued in connection with our spin-off from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of March 11, 2022 but excludes any LTIP units (including Performance LTIPs) issued subsequent to March 11, 2022 or that have not yet achieved economic parity or PSUs, LTIP units or Performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
In computing the percentage ownership of a person or group, we have assumed that the common units of Braemar OP held by that person or the persons in the group have been redeemed for shares of our common stock and the LTIP units held by that person or the persons in the group that have achieved economic parity with the common units are redeemed for common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of our common stock.

(3)
Includes 246,954 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.

(4)	Excludes Ms. Odino-Johnson, a director nominee.

2022 Proxy Statement 53

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 11, 2022 regarding the ownership of our equity securities by the persons known to Braemar to be the beneficial owners of five percent or more of our common stock, our Series E Preferred Stock or Series M Preferred Stock, by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Braemar’s common stock.
	Common Stock		Series E Preferred Stock		Series M Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	11,339,682(2)	15.9%	0	*	0	*
Zazove Associates, LLC	5,989,050(3)	8.4%	0	*	0	*
Al Sham Investments Limited	5,722,000(4)	8.0%	0	*	0	*
(1)
As of March 11, 2022, there were outstanding and entitled to vote 71,327,378 shares of common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
Based on information provided by BlackRock, Inc. in a Schedule 13G filed with the SEC on February 8, 2022. Per such Schedule 13G, BlackRock, Inc. has sole voting power over 10,203,557 shares and sole dispositive power of all of such shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
Based on information provided by Zazove Associates, LLC in a Schedule 13G filed with the SEC on January 7, 2022. Per such Schedule 13G, Zazove Associates, LLC has sole voting power over all of such shares and sole dispositive power of all of such shares. The principal business address of Zazove Associates, LLC is 1001 Tahoe Blvd., Incline Village, NV 89451.

(4)
Based on information provided by Al Shams Investments Limited in a Schedule 13D filed with the SEC on November 12, 2021. Per such Schedule 13D, Al Shams Investments Limited has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of Al Shams Investments Limited is 5B Waterloo Lane, Pembroke HM 08, Bermuda.

54	2022 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A “related transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related person had or will have a direct or indirect material interest.
A “related person” means: (i) any director, director nominee or executive officer of the Company; (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction; (iii) any immediate family member of either of the foregoing; or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.
Conflict of Interest Policies
We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and approved only by independent Board members.
Because we could be subject to various conflicts of interest arising from our relationships with Ashford Trust and Ashford Inc., including its subsidiaries Premier, Remington Hotels and Ashford LLC, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws require that, at all times, a majority of our Board of Directors be independent directors, and our Corporate Governance Guidelines require that two-thirds of our Board of Directors be independent directors at all times that we do not have an independent chairman.
Our Corporate Governance Guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Ashford Trust or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) any entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.
Additionally, our Board has adopted our Code of Business Conduct and Ethics, which includes a policy for review of any transactions in which an individual’s private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.
Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.
Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

2022 Proxy Statement 55

Our Relationship and Agreements with Ashford Inc. and its Subsidiaries
We are advised by Ashford Inc. and its subsidiary, Ashford LLC. Pursuant to the advisory agreement, Ashford Inc. and Ashford LLC serve as our advisor and are responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board of Directors. Ashford Inc. and Ashford LLC may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Trust.
Our Chairman, Mr. Monty J. Bennett, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of March 11, 2022, Mr. Monty J. Bennett may be deemed to beneficially own approximately 2,922,982 shares of Ashford Inc.’s common stock (consisting of common stock, vested options to purchase common stock, and common units in Ashford Inc.’s operating company which are redeemable for cash or, at the option of Ashford Inc., for shares of Ashford Inc.’s common stock on a one-for-one basis, and inclusive of approximately 1,974,319 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,279,300 shares of Ashford Inc.’s Series D Cumulative Convertible Preferred Stock (the “Series D Convertible Preferred Stock”) beneficially owned by Mr. Monty J. Bennett as of such date, each of which shares of Series D Convertible Preferred Stock is convertible into shares of Ashford Inc. common stock at a conversion ratio equal to the liquidation price of a share of Series D Convertible Preferred Stock (which is $25) divided by $117.50). In accordance with SEC rules, Mr. Monty J. Bennett may be deemed to beneficially own approximately 53.6% of Ashford Inc.’s common stock.
As of March 11, 2022, Mr. Monty J. Bennett’s father, Mr. Archie Bennett, Jr., is deemed to beneficially own approximately 2,142,370 shares of Ashford Inc.’s common stock (consisting of common stock and common units in Ashford Inc.’s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.’s common stock on a one-for-one basis, inclusive of approximately 2,016,872 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,479,300 shares of Ashford Inc.’s Series D Convertible Preferred Stock beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to beneficially own approximately 42.6% of Ashford Inc.’s common stock.
All of our executive officers are executive officers or employees of Ashford Inc. (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Inc.), and we have one common director with Ashford Inc., Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Inc. As of March 11, 2022, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett’s father, each of whose beneficial ownership in Ashford Inc. is disclosed above) collectively may be deemed to beneficially own 822,796 shares of Ashford Inc.’s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.) may be deemed to beneficially own approximately 23.7% of Ashford Inc.’s common stock.1
The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.
Our Board of Directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. For the 2022 award, such annual equity award can be settled in either equity or cash as determined by the Compensation Committee. For the year ended December 31, 2021, we awarded equity grants of our common stock, LTIP units, performance stock units, and Performance LTIPs to certain of Ashford Inc.’s executive officers valued at approximately $9.7 million and equity grants of our common stock, LTIP units and performance stock units to Ashford Inc.’s non-executive employees valued at approximately $4.3 million.
[1]
The total number of shares outstanding used in calculating the percentage for each person assumes that the common units and vested options held by such person are redeemed for common stock and the Series D Convertible Preferred Stock beneficially owned by any such person are converted into common stock at the stated conversion ratio, but none of the common units or vested options held by other persons are redeemed for common stock or, in the case of the Series D Convertible Preferred Stock, are converted into common stock.

56	2022 Proxy Statement

Advisory Agreement
Our advisory agreement with Ashford Inc. has an initial ten-year term, which expires on January 24, 2027. The advisory agreement is automatically renewed for successive ten-year terms after its expiration unless terminated either by us or Ashford Inc. Ashford Inc. is entitled to receive from us, on a monthly basis, a base fee, in an amount equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment (as described below), subject to a minimum monthly fee. The net asset fee adjustment is an amount equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of real property (other than any hotel assets purchased pursuant to the enhanced return funding program described below) sold or disposed of after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of hotel assets purchased pursuant to the enhanced return funding program described below and then sold or disposed of by us after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 1.07%. As a result of these provisions, in the event that we dispose of hotel properties in the future, we will continue to pay advisory fees to Ashford Inc. in respect of hotel properties that we have sold. Ashford Inc. may also be entitled to receive an incentive fee from us based on our performance, as measured by our total annual stockholder return compared to a defined peer group. For the year ended December 31, 2021, we paid to Ashford Inc. a base fee of $10.8 million. In January 2020, we paid Ashford Inc. a one-third installment (approximately $678,000) of the incentive fee incurred (approximately $2 million) with respect to its services in 2018. For the year ended December 31, 2020 the Company recorded a credit to the incentive fee of $678,000 as a result of not meeting the fixed-charge coverage ratio threshold required for paying the final installment of the incentive fee incurred in 2018 that would have been paid in January 2021.
In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.’s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2021, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $2.3 million.
If either Ashford Inc. or Ashford LLC performs services for us outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. Ashford Inc. and Ashford LLC are also entitled to receive a termination fee from us under certain circumstances upon the termination of the advisory agreement, and upon certain events that result in a change of control of us, to escrow funds that belong to us to secure our obligation to pay the termination fee. In the event the termination fee is payable under our advisory agreement, we will be required to pay Ashford Inc. or its subsidiaries a termination fee equal to the greater of:
•
(i) 12 multiplied by (ii) the sum of (A) Ashford Inc.’s net earnings for the 12-month period ending on the last day of the fiscal quarter preceding the termination date of our advisory agreement (“LTM Period”) and (B) to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement;

•
(i) the quotient of (A) Ashford Inc.’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.’s Adjusted EBITDA (as defined in Ashford Inc.’s Form 10-Q and Form 10-K filed with the SEC following the end of each fiscal quarter or fiscal year, as applicable) for the LTM Period, multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement; and

•
the simple average, for the three years preceding the fiscal year in which the termination fee is due, of (i) the quotient of (A) Ashford Inc.’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.’s Adjusted EBITDA for the LTM Period multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement.

2022 Proxy Statement 57

Additionally, pursuant to our charter, we are required to nominate persons designated by Ashford LLC as candidates for election as directors at any stockholders meeting at which directors are to be elected, such that Ashford LLC’s designees constitute as nearly as possible 29% of our Board of Directors, in all cases rounding to the next larger whole number, for so long as the advisory agreement is in effect.
Enhanced Return Funding Program Agreement
On January 15, 2019, we entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement with our advisor (the “ERFP Agreement”). The independent members of our Board and the independent directors of the board of directors of Ashford Inc., with the assistance of separate and independent legal counsel, engaged to negotiate the Enhanced Return Funding Program Agreement on our behalf and Ashford Inc.’s behalf, respectively. Under the Enhanced Return Funding Program Agreement, Ashford Inc. agreed to provide $50 million to us in connection with our acquisition of hotels recommended by Ashford Inc., with the option to increase the funding commitment to up to $100 million upon mutual agreement by the parties. Ashford Inc. is obligated to provide us 10% of the acquired hotel’s purchase price in exchange for furniture, fixtures and equipment (“FF&E”), which is subsequently leased to us rent-free. As a result of The Ritz-Carlton Lake Tahoe acquisition in 2019, Braemar was entitled to receive $10.3 million from Ashford LLC in the form of future purchases of FF&E at Braemar hotel properties that will be leased to us by Ashford LLC rent free. As of December 31, 2021, Ashford LLC has remitted payments of $10.3 million to the Company.
In 2021, the Company sold approximately $1.6 million of hotel FF&E from Braemar hotel properties to Ashford LLC, which was subsequently leased back to the Company rent-free. In accordance with ASC 842, the Company evaluated the transactions and concluded that the transactions qualified as sales. As a result, the Company recorded an aggregate gain of $197,000 for the year ended December 31, 2021. The gains are recorded in “gain (loss) on insurance settlement, disposition of assets and sale of hotel properties” in our consolidated statements of operations.
Upon expiration of an ERFP lease, the Company purchased the underlying FF&E from Ashford Inc. at fair value for $144,000, which was paid during the third quarter of 2021.
On November 8, 2021, we received written notice from Ashford Inc. of its intention not to renew the ERFP program. As a result, the ERFP Agreement terminated in accordance with its terms on January 15, 2022.
Lismore Agreement
On March 20, 2020, the Company entered into an agreement with Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc., to engage Lismore to seek modifications, forbearances or refinancings of the Company’s loans (the “Lismore Agreement”). Pursuant to the Lismore Agreement, Lismore was obligated, during the agreement term, (which commenced on March 20, 2020 and terminated on March 20, 2021) to negotiate the refinancing, modification or forbearance of the existing mortgage and mezzanine debt on the Company’s hotels and secured revolving credit facility.
In connection with the services provided by Lismore, Lismore was entitled to be paid an advisory fee (the “Advisory Fee”) of up to 50 basis points (0.50%) of the aggregate amount of the modifications, forbearances or refinancings of the Company’s mortgage and mezzanine debt and its secured revolving credit facility (the “Financing”), calculated and payable as follows: (i) 12.5 basis points (0.125%) of the aggregate amount of potential Financings upon execution of the Lismore Agreement; (ii) 12.5 basis points (0.125%) payable in six equal installments beginning April 20, 2020 and ending on September 20, 2020; provided, however, in the event the Company did not complete, for any reason, Financings during the term of the Lismore Agreement equal to or greater than $1,091,250,000, then the Company shall offset, against any fees owed by the Company or its affiliates pursuant to the Advisory Agreement, a portion of the fee paid by the Company to Lismore equal to the product of (x) the amount of Financings completed during the term of the Lismore Agreement minus $1,091,250,000 multiplied by (y) 0.125%; and (iii) 25 basis points (0.25%) payable upon the acceptance by the applicable lender of any Financing.
Upon entering into the agreement with Lismore, the Company made a payment of $1.4 million. No amount of this payment can be clawed back. The Company paid approximately $1.4 million related to periodic installments of which $683,000 was expensed in accordance with the agreement. The remaining $681,000 was set off against the cash payment of the base advisory fee per the agreement upon contract termination in March 2021. Further, the Company paid approximately $1.4 million in success fees in connection with signed forbearance or other agreements. In total the Company paid approximately $4.1 million under the Lismore Agreement.

58	2022 Proxy Statement

On May 26, 2021, the Company entered into a separate agreement with Lismore to negotiate, on the Company’s behalf, one or more modifications to the terms of the approximately $50 million mortgage loan assumed by the Company (or one of its subsidiaries) in connection with the Company’s acquisition of the Mr. C Beverly Hills Hotel in Los Angeles, California. Upon closing of the Company’s acquisition of the hotel on August 5, 2021, the Company paid Lismore a fee of $150,000.
Agreement with Real Estate Advisory Holdings LLC
On August 26, 2021, the Company entered into an agreement with Real Estate Advisory Holdings LLC (“REA Holdings”) to negotiate, on the Company’s behalf, a refinancing of the existing mortgage loan on the Company’s Park Hyatt Beaver Creek Resort & Spa in Beaver Creek, Colorado. The amount of the refinanced mortgage loan was approximately $70.5 million. Upon closing of the refinancing on February 2, 2022, the Company paid REA Holdings a fee of $634,500. Ashford Inc. indirectly owns a 30% non-controlling equity interest in REA Holdings.
Project Management Agreement
In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we entered into a project management agreement with Premier pursuant to which Premier provides project management services to our hotels, including construction management, interior design, architectural services, and the purchasing, freight management, and supervision of installation of FF&E and related services. Pursuant to the project management agreement, we pay Premier: (a) project management fees of up to 4% of project costs; and (b) for the following services as follows: (i) architectural (6.5% of total construction costs); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of the FF&E designed or selected by Premier); and (iv) FF&E purchasing (8% of the purchase price of FF&E purchased by Premier; provided that if the purchase price exceeds $2.0 million for a single hotel in a calendar year, then the purchasing fee is reduced to 6% of the FF&E purchase price in excess of $2.0 million for such hotel in such calendar year). On March 20, 2020, we amended the project management agreement to provide that Premier’s fees shall be paid by the Company to Premier upon the completion of any work provided by third party vendors to the Company. For the year ended December 31, 2021, the amount of project management and service fees we paid to Premier was approximately $2.7 million. Additionally, there were other reimbursed expenses of approximately $356,000. In March 2022, we awarded Deferred Cash Awards to Premier’s employees valued at approximately $488,000.
Project Management Mutual Exclusivity Agreement
Also, in connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we and our operating partnership entered into a mutual exclusivity agreement with Premier, pursuant to which we have agreed to hire Premier or its affiliates for the development and construction, capital improvement, refurbishment, and/or project management or other services in connection with any acquisition or investment by us in a hotel, unless our independent directors either: (i) unanimously vote not to engage Premier; or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Premier because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Premier or that another manager or developer could perform the duties materially better. Pursuant to the mutual exclusivity agreement, we have a first right of refusal to purchase lodging investments identified by Premier and any of its affiliates that meet our investment criteria.
Hotel Management Agreement
Our operating partnership previously entered into a master management agreement with Remington Lodging, pursuant to which Remington Lodging provided us with hotel management services and project management services with respect to hotels owned or leased by us. In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, our operating partnership and Remington Lodging entered into an amended and restated hotel management agreement with respect to hotel management. Under our amended and restated hotel management agreement with Remington Lodging, Remington Lodging provides hotel management services to three of our hotels, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services. In connection with Ashford Inc.’s November 6, 2019 acquisition of Remington Lodging, Remington Hotels became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hotels remains in effect. From and after November 6, 2019, pursuant to the hotel management agreement, we paid Remington Hotels hotel management fees and other fees.

2022 Proxy Statement 59

We pay monthly hotel management fees equal to the greater of approximately $14,000 per hotel (increased annually based on consumer price index adjustments) or 3% of gross revenues as well as annual incentive management fees, if certain operational criteria were met and other general and administrative expense reimbursements primarily related to accounting services. Pursuant to the terms of a letter agreement dated March 13, 2020, in order to allow Remington Hotels to better manage its corporate working capital and to ensure the continued efficient operation of our hotels, we agreed to pay the base fee and to reimburse all expenses on a weekly basis for the preceding week, rather than on a monthly basis. The letter agreement went into effect on March 13, 2020 and will continue until terminated by us.
For the year ended December 31, 2021, the amount of hotel management fees incurred by us to Remington Hotels was approximately $2.9 million, which includes approximately $2.3 million of base management fees and $612,000 of incentive fees. Additionally, there were other reimbursed expenses of approximately $322,000. In March 2022, we awarded Deferred Cash Awards to Remington Hotels’ employees valued at approximately $724,000.
Hotel Management Mutual Exclusivity Agreement
Further, we and our operating partnership have an amended and restated mutual exclusivity agreement with Remington Hotels and our Chairman, Mr. Monty J. Bennett, and his father, Mr. Archie Bennett, Jr., pursuant to which we have a first right of refusal to purchase lodging investments identified by Remington Hotels that do not meet the investment criteria of Ashford Trust. We also agreed to hire Remington Hotels or its affiliates for the management of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington Hotels, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Hotels because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Hotels or that another manager or developer could perform the duties materially better.
Ashford Inc. Interest in Certain Entities
The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2021 with which we or our hotel properties contracted for products and services (other than advisory services pursuant to the advisory agreement), the approximate amounts paid by us for those services, Ashford Inc.’s interests in such entities (excluding the impact of the 0.2% minority interest in Ashford Hospitality Holdings LLC, a subsidiary of Ashford Inc., not held by Ashford Inc.), and the number of board seats Ashford Inc. has on such companies’ boards, such board seats being filled by directors or officers of us and/or directors, officers or employees of Ashford Inc.
Company name	Product or Service	Amounts Paid by/ (Retained by) us for Product or Service in 2021	Ashford Inc. Interest	Ashford Inc. Board Seats/ Board Seats Available
OpenKey(1)	Mobile key app	$38,000	75%	1/3
Pure Wellness(2)	Hypoallergenic premium rooms	$141,000	70%	2/3
Lismore Capital(3)	Debt placement and related services	$491,000	100%	N/A
INSPIRE(4)	Audio visual services	$(1,001,000)	100%	N/A
RED Hospitality & Leisure	Watersports activities and travel/transportation services	$321,000	100%	2/3
Ashford LLC	Insurance claims services	$7,000	100%	N/A
Premier(5)	Project management services	$3,009,000	100%	N/A
Remington Hotels(6)	Hotel management services	$3,243,000	100%	N/A
Real Estate Advisory Holdings LLC	Debt placement/real estate brokerage	$3,000	30%	1/3
Ashford Securities LLC(7)	Broker-dealer and dealer manager services	$2,803,000	100%	2/2
(1)
As of December 31, 2021, Ashford Trust held a 16.7% noncontrolling interest in OpenKey, Inc. (“OpenKey”), and Braemar held an 7.8% noncontrolling interest in OpenKey. Ashford Inc., Ashford Trust, and Braemar invested $5.7 million, $500,000 and $233,000, respectively, in OpenKey during the year ended December 31, 2021. In addition, Mr. Welter, our Chief Operating Officer, has been issued 75,000 options outstanding pursuant to OpenKey’s 2015 stock plan, equating to an approximate 0.4% ownership in OpenKey. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending Corporation or its affiliates may designate one member of the board of directors of

60	2022 Proxy Statement

OpenKey, and the holders of a majority of OpenKey’s Voting Series A Preferred Stock not held by any affiliate of Ashford Inc. may appoint an additional director. On March 9, 2021, Ashford Inc. acquired all of the redeemable noncontrolling interest’s shares in OpenKey for a purchase price of approximately $1.9 million. As a result of the acquisition, Ashford Inc.’s ownership in OpenKey increased to 75.4% with the remainder held by noncontrolling interest holders, including 16.7% and 7.8% owned by Ashford Trust and Braemar, respectively.
(2)
On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC (“Pure Wellness”), a New York limited liability company that provides hypoallergenic premium room services to hotels and other venues, including hotels owned by us and our affiliates.

(3)
On November 1, 2019, Lismore Capital II LLC (formerly known as Lismore Capital LLC “(Lismore Capital”)), a wholly-owned subsidiary of our advisor, was formed in order to offer debt placement services to affiliates of Ashford Trust, Braemar and third parties. On March 20, 2020, Lismore Capital entered into the Ashford Trust Agreement and Braemar Agreement, respectively, to provide modification, forbearance and refinancing services to Ashford Trust and Braemar, respectively. On July 1, 2020, Lismore and Ashford Trust amended and restated the Ashford Trust Agreement with an effective date of April 6, 2020.

(4)
On November 1, 2017, a subsidiary of Ashford Inc. acquired an 85% controlling interest in a privately held company that conducts the business of Inspire Event Technologies Holdings, LLC (f/k/a Presentation Technologies LLC; “INSPIRE”) in the United States, Mexico, and the Dominican Republic. On March 1, 2019, INSPIRE acquired a privately-held company that conducts the business of BAV Services in the United States (“BAV”) for approximately $9.0 million excluding contingent consideration and transaction costs. BAV is an audio visual rental, staging, and production company, focused on meeting and special event services. As a result of the acquisition, Ashford Inc.’s ownership interest in INSPIRE increased from 85% to approximately 88%. On December 31, 2020, Ashford Inc. acquired all of the redeemable noncontrolling interests in INSPIRE for $150,000. As a result of the acquisition, Ashford Inc.’s ownership in INSPIRE increased to 100%. INSPIRE provides integrated suites of audio visual services including show and event services, creative services and design and integration services to its customers in various venues including hotels and convention centers in the United States, Mexico, and the Dominican Republic. INSPIRE primarily contracts directly with third-party customers to whom it provides audio visual services. The gross revenue from these customers is generally collected by the hotels and the hotels retain an agreed commission and then remit the balance to INSPIRE. The amount above reflects the commission “retained by” Ashford Trust and Braemar hotels.

(5)
On August 8, 2018, Ashford Inc. completed the acquisition of Premier, the project management business formerly conducted by certain affiliates of Remington, for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of Ashford Inc.’s Series B Convertible Preferred Stock to the sellers of Premier, primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chairman and the Chief Executive Officer and Chairman of Ashford Inc.), and his father Mr. Archie Bennett, Jr. The Series B Convertible Preferred Stock had a conversion price of $140 per share and would convert into 1,450,000 shares of Ashford Inc.’s common stock. The approximate $3.0 million amount disclosed above includes approximately $0.3 million of reimbursed expenses related to fixed asset accounting services in addition to the approximate $2.7 million of project management and market service fees.

(6)
On November 6, 2019, Ashford Inc. completed the acquisition of the hotel management business of Remington Lodging for a total transaction value of $275 million. The purchase price was paid by exchanging $203 million of Ashford Inc.’s Series B Convertible Preferred Stock for $478 million of Ashford Inc.’s Series D Convertible Preferred Stock (such that, after the transactions, $478 million of Ashford Inc.’s Series D Convertible Preferred Stock and no Series B Convertible Preferred Stock, are outstanding). Each share of Series D Convertible Preferred Stock is convertible at any time and from time to time, in full or partially, into Ashford Inc.’s common stock at a conversion ratio equal to the liquidation preference of a share of Series D Convertible Preferred Stock (which is $25), divided by $117.50. The approximate $3.2 million amount disclosed above includes approximately $322,000 of reimbursed expenses and $612,000 of incentive management fees in addition to the approximate $2.3 million of hotel management fees.

(7)
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities, LLC (“Ashford Securities”) to raise retail capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, Braemar has entered into a contribution agreement with Ashford Inc. pursuant to which Braemar has agreed to contribute, with Ashford Trust, up to $15 million to fund the operations of Ashford Securities. On December 31, 2020, an Amended and Restated Contribution Agreement was entered into by Ashford Inc., Ashford Trust and Braemar with respect to expenses to be reimbursed by Ashford Securities. The initial True-Up Date (as defined below) did not occur and beginning on the effective date of the Amended and Restated Contribution Agreement, costs will be allocated based upon an allocation percentage of 50% to Ashford Inc., 50% to Braemar and 0% to Ashford Trust. Upon reaching the earlier of $400 million in aggregate non-listed preferred equity offerings raised, or June 10, 2023, there will be an Amended and Restated true up (the “Amended and Restated True-up Date”) among Ashford Inc., Ashford Trust and Braemar whereby the actual expense reimbursement paid by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively. After the Amended and Restated True-Up Date, the expense reimbursements will be allocated among Ashford Inc., Ashford Trust and Braemar quarterly based on the actual capital raised through Ashford Securities. On January 27, 2022 the Company, Ashford Trust and Ashford Inc. entered into a Second Amended and Restated Contribution Agreement which provided for an additional $18 million in expenses to be reimbursed (with all expenses allocated 45% to the Company, 45% to Ashford Trust and 10% to Ashford Inc.). As of December 31, 2021, we have funded approximately $3.5 million.

Contribution Agreement with Ashford Inc. and Ashford Trust to Fund Ashford Securities
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC (“Ashford Securities”) to raise capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Ashford Trust pursuant to which we agreed to contribute, with Ashford Trust, up to $15 million to fund the operations of Ashford Securities. Costs for all operating expenses of Ashford Securities that are contributed by Ashford Trust and us will be expensed as incurred. These costs were allocated initially to Ashford Trust and us based on an allocation percentage of 75% to Ashford Trust and 25% to us. Promptly after the True-up Date, which ends upon the earlier of $400 million in aggregate non- listed preferred equity offerings raised or June 10, 2023, there will be a true up (the “True-up Date”) between Ashford Trust and us whereby the actual capital contributions contributed by each company were be based on the actual amount of capital raised by Ashford Trust and us, respectively. After the True-up Date, the capital contributions were allocated between Ashford Trust and us quarterly based on the actual capital raised through Ashford Securities.

2022 Proxy Statement 61

On December 31, 2020, an Amended and Restated Contribution Agreement was entered into by Ashford Inc., Ashford Trust and Braemar with respect to expenses to be reimbursed by Ashford Securities. The initial True-Up Date did not occur and beginning on the effective date of the Amended and Restated Contribution Agreement, costs will be allocated based upon an allocation percentage of 50% to Ashford Inc., 50% to Braemar and 0% to Ashford Trust. Upon reaching the Amended and Restated True-up Date, there will be a true up among Ashford Inc., Ashford Trust and Braemar whereby the actual expense reimbursement paid by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively. After the Amended and Restated True-Up Date, the expense reimbursements will be allocated among Ashford Inc., Ashford Trust and Braemar quarterly based on the actual capital raised through Ashford Securities. On January 27, 2022 the Company, Ashford Trust and Ashford Inc. entered into a Second Amended and Restated Contribution Agreement which provided for an additional $18 million in expenses to be reimbursed (of which 45% is allocated to the Company, 45% is allocated to Ashford Trust and 10% is allocated to Ashford Inc.). As of December 31, 2021, we have funded approximately $3.5 million.
Our Relationship and Agreements with Ashford Trust
We were spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust’s operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust’s operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought to redeem the common units and receive shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its shareholders. Following this transaction, Ashford Trust no longer owns any of our securities.
All of our executive officers are executive officers of Ashford Trust (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Trust) and we have one common director with Ashford Trust, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Trust. As of March 11, 2022, our directors and executive officers and their immediate family members (including Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett’s father) collectively may be deemed to beneficially own 212,743 shares of Ashford Trust’s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to beneficially own approximately 0.6% of Ashford Trust’s common stock.
Our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Trust, to the extent we make payments or give other benefits to Ashford Trust or its subsidiaries pursuant to the arrangements described below.
Advisory Agreement
Pursuant to the terms of our advisory agreement with Ashford Inc., we are obligated to indemnify and hold Ashford Trust harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of Ashford Trust’s acts or omissions (including ordinary negligence) in its capacity as our advisor for the period prior to the Ashford Inc. spin-off during which Ashford Trust served as advisor to us, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which Ashford Trust is obligated to indemnify us).
Separation and Distribution Agreement
Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Trust, we are obligated to indemnify Ashford Trust against losses arising from:
•	any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•	any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
Ashford Trust’s continuing guaranty of: (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution; or (ii) any management agreement or franchise matters related to any of such initial hotel properties.

62	2022 Proxy Statement

Ashford Trust has agreed to indemnify us and our subsidiaries against losses arising from:
•	any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•	any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

Right of First Offer Agreement
Pursuant to a right of first offer agreement, we have a first right to acquire certain subject hotels, to the extent the board of directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust’s hotels held in a joint venture. Likewise, we have agreed to give Ashford Trust a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent our Board of Directors determines it is appropriate to market and sell such assets and we control the disposition, provided such assets satisfy Ashford Trust’s investment guidelines. Any such right of first offer granted to Ashford Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.

2022 Proxy Statement 63

OTHER PROPOSALS
Stockholder proposals intended to be presented at our 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than November 30, 2022. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Any proposal that a stockholder intends to present at the 2023 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than February 10, 2023 and no later than March 12, 2023. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.

64	2022 Proxy Statement

GENERAL INFORMATION
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and employees of our advisor may solicit the return of proxies on behalf of our Board by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out- of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.
We have retained Morrow Sodali to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow Sodali will receive a fee of up to $10,000, plus out-of-pocket expenses.
Electronic Availability of Proxy Materials
Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.
If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.
Voting Securities
The Company’s voting equity securities are shares of our common stock, Series E Preferred Stock and Series M Preferred Stock. Each share of common stock, Series E Preferred Stock and Series M Preferred Stock entitles the holder to one vote. As of March 11, 2022, there were 71,327,378 shares of common stock outstanding and entitled to vote, 2,912,159 shares of Series E Preferred Stock outstanding and entitled to vote and 36,804 Series M Preferred Stock outstanding and entitled to vote. The Series E Preferred Stock and Series M Preferred Stock will vote together with the holders of our common stock as a single class on all matters. Only record holders of shares of our common stock at the close of business on March 11, 2022 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.
Voting
If you hold your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may instruct the proxies to vote your shares of common stock, Series E Preferred Stock or Series M Preferred Stock held in your name at the close of business on the record date for the Annual Meeting by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in person at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock you beneficially own are held on your behalf by a broker, bank or other nominee, you will receive instructions from the broker, bank or other nominee that you must follow to have those shares of our common stock voted at the Annual Meeting.

2022 Proxy Statement 65

Counting of Votes
A quorum will be present at the Annual Meeting if the stockholders entitled to cast at least one third of all the votes entitled to be cast at the Annual Meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares of our common stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum present at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chair of the Annual Meeting until a quorum has been obtained.
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election) (Proposal 1). Each share of our common stock entitled to vote at the Annual Meeting may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.
The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the company’s executive compensation (Proposals 2), to ratify the appointment of BDO USA, LLP as our independent auditor for the year ending December 31, 2022 (Proposal 3), for approval of the Plan Amendment to the 2013 Plan (Proposal 4) and for any other matter that may properly come before the stockholders at the meeting.
If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” The election of directors (Proposal 1), the advisory compensation proposal (Proposal 2) and approval of the Plan Amendment to the 2013 Plan (Proposal 4) are non-routine items under the rules of the NYSE, and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1, 2 and 4. The ratification of the appointment of BDO USA, LLP as our independent auditor (Proposal 3) is a routine item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 3). Abstentions and broker non-votes, if any, will not be considered as “votes cast,” and accordingly will have no effect on the outcome of, Proposals 1 through 3. Abstentions will be treated as “votes cast” and therefore will be included in vote totals and will affect the outcome of the vote for Proposal 4. Abstentions will be treated as a vote against approval of the Plan Amendment to the 2013 Plan (Proposal 4).
If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board’s recommendations.
Right to Revoke Proxy
If you hold shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
•
notify our Executive Vice President, General Counsel and Secretary in writing before your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock have been voted at the Annual Meeting;

•	sign, date and mail a new proxy card to Broadridge Investor Financial Solutions, Inc.; or
•	attend the annual meeting of stockholders and vote your shares of common stock, Series E Preferred Stock or Series M Preferred Stock in person.
You must meet the same deadline when revoking your proxy as when granting your proxy. See the “-Voting” section of this proxy statement for more information.

66	2022 Proxy Statement

If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Multiple Stockholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, householding will not apply to your shares.
If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.bhrreit.com.
Annual Report
Stockholders may request a free copy of our 2021 Annual Report, which includes our Annual Report to Stockholders on Form 10-K for our fiscal year ended December 31, 2021, by writing to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Alternatively, stockholders may access our 2021 Annual Report to Stockholders on our website at www.bhrreit.com. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested.
Other Matters
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

2022 Proxy Statement 67

ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.bhrreit.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600.
The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 30, 2022. You should not assume that the information contained in this proxy statement is accurate as of any later date.

68	2022 Proxy Statement

ANNEX A
INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE
In the section of this proxy statement captioned “Executive Compensation” we disclose our Adjusted EBITDAre for the year ended December 31, 2021 (our “2021 Adjusted EBITDAre”). This financial measure is considered a non-GAAP financial measure under the SEC’s rules because it is calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
Below, we tell you briefly how we calculate the non-GAAP financial measure (the “Non-GAAP Financial Measure”), disclose the financial measure calculated and presented in accordance with GAAP or using only measures calculated and presented in accordance with GAAP that we believe is most directly comparable to the Non-GAAP Measure (the “Comparable GAAP Measure”), disclose the reasons why we think the Non-GAAP Measure provides our stockholders with useful information about our financial condition and results of operations and provide a reconciliation of the Non-GAAP Measure with its Comparable GAAP Measure.
When we refer below to a financial measure as being a “reported” financial measure, we are referring to a GAAP financial measure calculated in accordance with GAAP that was presented in our consolidated statement of operations for the year ended December 31, 2021.
Our net income (loss) for the year ended December 31, 2021 (which we refer to as our “2021 Net Loss”) and our net income (loss) per share for the year ended December 31, 2021 are each calculated and presented in accordance with GAAP and appear or are derived from our consolidated statement of operations for the year ended December 31, 2021.
2021 Adjusted EBITDAre
Non-GAAP Measure: EBITDA is defined as net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, equity in (earnings) loss of unconsolidated entity and after the Company’s portion of EBITDA of OpenKey. In addition, we excluded impairment on real estate, (gain) loss on insurance settlement and disposition of assets and Company’s portion of EBITDAre of OpenKey from EBITDA to calculate EBITDA for real estate, or EBITDAre, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).
We then further adjust EBITDAre to exclude certain additional items such as amortization of favorable (unfavorable) contract assets (liabilities), transaction and conversion costs, write-off of loan costs and exit fees, legal, advisory and settlement costs, Company’s portion of adjustments to EBITDAre of OpenKey and non-cash items such as unrealized gain/ loss on derivatives and stock/unit-based compensation.
We exclude items from Adjusted EBITDAre that are either non-cash or are not part of our core operations in order to provide a period-over-period comparison of our operations. EBITDA, EBITDAre and Adjusted EBITDAre as calculated by us may not be comparable to EBITDA, EBITDAre and Adjusted EBITDAre reported by other companies that do not define EBITDA, EBITDAre and Adjusted EBITDAre exactly as we define the terms. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (i) GAAP net income or loss as an indication of our financial performance or (ii) GAAP cash flows from operating activities as a measure of our liquidity.
Comparable GAAP Measure: Our 2021 Net Loss as reported.
Why the Non-GAAP Measure is Useful Information to Investors: We present EBITDA, EBITDAre and Adjusted EBITDAre because we believe these measurements (i) more accurately reflect the ongoing performance of our hotel assets and other investments, (ii) provide more useful information to investors as indicators of our ability to meet our future debt payment and working capital requirements and (iii) provide an overall evaluation of our financial condition.

2022 Proxy Statement A-1

Reconciliation: The following table reconciles net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre
(in thousands) (unaudited):

Net income (loss)	$(32,911)
Interest expense and amortization of loan costs	30,901
Depreciation and amortization	73,762
Income tax expense (benefit)	1,324
Equity in (earnings) loss of unconsolidated entity	252
Company’s portion of EBITDA of OpenKey	(250)
EBITDA	73,078
(Gain) loss on insurance settlement and disposition of assets	(696)
EBITDAre	72,382
Amortization of favorable (unfavorable) contract assets (liabilities)	512
Transaction and conversion costs	2,637
Write-off of loan costs and exit fees	1,963
Unrealized (gain) loss on derivatives	(32)
Non-cash stock/unit-based compensation	10,204
Legal, advisory and settlement costs	(208)
Company’s portion of adjustments to EBITDAre of OpenKey	7
Adjusted EBITDAre	$87,465

A-2	2022 Proxy Statement

BRAEMAR HOTELS & RESORTS INC.
ATTN: ALEX ROSE
14185 DALLAS PARKWAY
SUITE 1200
DALLAS, TX 75254

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors unanimously recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Monty J. Bennett 02) Stefani D. Carter 03) Candace Evans 04) Kenneth H. Fearn, Jr. 05) Rebeca Odino-Johnson
06) Matthew D. Rinaldi 07) Abteen Vaziri 08) Richard J. Stockton

The Board of Directors unanimously recommends that you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To obtain advisory approval of the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2022.	☐	☐	☐
4. To approve an amendment to the Company's Second Amended and Restated 2013 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.	☐	☐	☐

NOTE: To transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment of the annual meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000551019_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders:
The Notice and Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com

BRAEMAR HOTELS & RESORTS INC.
ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2022
This Proxy is solicited by the Board of Directors of Braemar Hotels & Resorts Inc.

The undersigned having received notice of the 2022 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Alex Rose and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2022 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 11, 2022 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000551019_2 R1.0.0.24

Continued and to be signed on reverse side